SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	x
Filed by a Party other than the Registrant	o
Check the appropriate box:
o Preliminary Proxy Statement	o Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Material Pursuant to Rule 14a-12

ALLEGIANT TRAVEL COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

x	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
o	Fee paid previously with preliminary materials.
o	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLEGIANT TRAVEL COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 26, 2025

To the stockholders of Allegiant Travel Company:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Allegiant Travel Company (the "Company") will be held at our Company headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144 on Thursday, June 26, 2025 at 9:00 a.m. local time, for the following purposes:

(1)To elect Directors;

(2)To vote on a proposal to approve, on an advisory basis, the compensation of our named executive officers;

(3)To approve an amendment to our 2022 Long-Term Incentive Plan (the "2022 LTIP");

(4)To ratify the selection by the audit committee of our board of directors of the firm KPMG LLP as our independent registered public accountants for the year ending December 31, 2025;

(5)To transact such other business as may properly come before the meeting.

Holders of the Common Stock of record at the close of business on April 29, 2025 will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at the annual meeting.

It is important that your shares be represented at the annual meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope. You may also vote by telephone from the United States, or through the Internet, using the instructions on the proxy card. We encourage you to vote via telephone or the Internet to help save on postage costs. In addition, if you vote via the Internet, you may elect to have next year’s Proxy Statement and Annual Report delivered to you electronically. We encourage you to enroll in electronic delivery, as it is a cost-effective and sustainable way for us to provide you with electronic versions of the proxy materials and annual reports.

By Order of the Board of Directors,
Robert B. Goldberg
Secretary
April 30, 2025
Las Vegas, Nevada

ALLEGIANT TRAVEL COMPANY
1201 N. TOWN CENTER DRIVE
LAS VEGAS, NEVADA 89144
(702) 851-7300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2025

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on June 26, 2025, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at our Company headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, on Thursday, June 26, 2025, at 9:00 a.m. local time. This proxy statement and accompanying form of proxy will be first sent or given to our stockholders on or about May 8, 2025. Our annual report for the year ended December 31, 2024, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, an advisory vote on executive compensation, approval of an amendment to our 2022 Long-Term Incentive Plan (the "2022 LTIP") and ratification of our independent registered public accountants. In addition, our management will respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 29, 2025, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first come, first served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 18,254,744 shares of common stock outstanding. Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present.

How do I vote?

To vote, you may complete and return a written proxy card. You may also vote by telephone from the United States, or through the Internet, using the instructions on the proxy card. We encourage you to vote via telephone or the Internet to help save on postage costs and sustainably manage resources. In addition, if you vote via the Internet, you may elect to have next year’s Proxy Statement and Annual Report delivered to you electronically. We encourage you to enroll in electronic delivery, as it is a cost-effective way for us to provide you with electronic versions of the proxy materials and annual reports and helps us sustainably manage resources.

You can also vote in person at the meeting, and submitting your voting instructions by proxy card will not affect your right to attend and vote. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have voted by written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Allegiant Travel Company, 1201 N. Town Center Drive, Las Vegas, Nevada 89144, Attention: Robert B. Goldberg, Secretary.

What are the recommendations of our board of directors?

Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of directors, FOR approval of the advisory vote of the compensation of our named executive officers, FOR approval of the amendment to our 2022 LTIP and FOR the ratification of KPMG LLP as our independent registered public accountants.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?

The governing documents of the Company have never required a supermajority vote. The vote required for each item is discussed below.

Election of Directors. Our By-Laws require that in an uncontested election, each director must be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event a nominee for director receives more “against” votes for his or her election than “for” votes, the board must consider such director’s resignation after consideration and a recommendation by the nominating and governance committee. The majority voting standard does not apply in the event the number of nominees for director exceeds the number of directors to be elected. In those circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the annual meeting, will be elected.

With regard to the election of directors, the board intends to nominate the eight persons identified as its nominees in this proxy statement. Because we have not received notice from any stockholder of an intent to nominate directors at the annual meeting, each of the directors must be elected by a majority of votes cast. For these purposes, abstentions and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.
Advisory Vote on Compensation of Named Executive Officers. The resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the resolution. Abstentions and broker non-votes are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker non-votes will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Approval of an amendment to our 2022 Long Term Incentive Plan. The proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. Abstentions and broker non-votes are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker non-votes will not have any effect on the proposal to adopt the amendment to our 2022 Long Term Incentive Plan.

Ratification of Independent Registered Public Accountants. To approve the ratification of our independent registered public accountants, the resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition of the resolution. Abstentions and broker non-votes will not have any effect on the proposal to ratify the appointment of our independent registered public accountants.
Other Items. Any other item which may properly come before the meeting will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition of the proposal. Abstentions and broker non-votes will not have any effect on any such proposal.
Our management knows of no matter to be brought before the meeting other than the election of directors and those other items described in this proxy statement. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted as recommended by our board of directors or, if no recommendation is given, in accordance with the judgment of the person or persons voting such proxies.
How will proxies be solicited?

Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone, email or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes. This proxy statement and our annual report are available on our web site, www.allegiant.com.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of our common stock as of April 29, 2025 (or dates as otherwise noted), by (A) each director, (B) each of the executive officers named in the Summary Compensation Table beginning on page 25, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than five percent of our outstanding common stock.

Each stockholder’s percentage ownership in the following table is based on 18,254,744 shares of common stock outstanding as of April 29, 2025.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
BlackRock, Inc. (1)	2,473,346	13.5%
Maurice J. Gallagher, Jr. (2)	2,348,348	12.9%
The Vanguard Group (3)	1,711,037	9.4%
Donald Smith & Co., Inc. (4)	1,018,449	5.6%
T. Rowe Price Investment Management, Inc. (5)	928,641	5.1%

Named Executive Officers and Directors:
Maurice J. Gallagher, Jr. (2)	2,348,348	12.9%
Montie Brewer (6)	27,000	*
Linda Marvin (6)	18,000	*
Charles Pollard (6)	26,000	*
Gary Ellmer (6)	7,490	*
Ponder Harrison (6)	33,128	*
Sandra Morgan (6)	11,650	*
Gregory Anderson (7)	115,185	*
Robert J. Neal (8)	27,389	*
Drew A. Wells (9)	26,336	*
Micah J. Richins (10)	22,092	*
Keny F. Wilper (11)	15,918	*

All executive officers and directors as a group (12 persons) (12)	2,678,536	14.7%
* Represents ownership of less than one percent.

(1)Information is based on a Schedule 13G/Amendment No. 2 filed with the Securities and Exchange Commission on January 23, 2024, by BlackRock, Inc. The Schedule 13G/Amendment No. 2 reports that as of December 31, 2023, BlackRock, Inc. has sole voting power over 2,448,297 shares and sole dispositive power over 2,473,346 shares which are owned by various subsidiaries of BlackRock, Inc. with no subsidiaries (other than BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF) beneficially owning more than five percent of our outstanding common stock. The address of this beneficial owner is 50 Hudson Yards, New York, NY 10001.
(2)The address of Maurice J. Gallagher, Jr., is 1201 N. Town Center Drive, Las Vegas, Nevada 89144. These shares include 211,000 shares of common stock held by two entities controlled by Mr. Gallagher.
(3)Information is based on a Schedule 13G/Amendment No. 10 filed with the Securities and Exchange Commission on February 13, 2024, by The Vanguard Group as an investment advisor. The Schedule 13G/Amendment No. 10 reports that as of December 29, 2023, The Vanguard Group beneficially has shared voting power over 19,718 shares, sole dispositive power over 1,682,587 shares and shared dispositive power over 28,450 shares. The address of this beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2025 by Donald Smith & Co., Inc. as an investment advisor and DSCO Value Fund, L.P. (the "DSCO Fund"). The Schedule 13G reports that as of December 31, 2024, (i) Donald Smith & Co., Inc. has sole voting power over 965,157 shares, sole dispositive power over 1,009,667 shares, shared voting power over 973,939 shares, and shared dispositive power over 1,018,449 shares, and (ii) the DSCO Fund has sole voting and dispositive power over 8,782 shares, shared voting power over 973,939 shares and shared dispositive power over 1,018,449 shares. The address of this beneficial owner is 152 West 57th Street, 29th Floor, New York, NY 10019.
(5)Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2025, by T. Rowe Price Investment Management, Inc. as an investment advisor. The Schedule 13G reports that as of December 31, 2024, T. Rowe Price Investment Management, Inc. has sole voting power over 921,694 shares and sole dispositive power over 928,641 shares. The address of this beneficial owner is 101 E. Pratt Street, Baltimore, Maryland 21201.
(6)In each case, the number of shares owned includes 5,000 shares of restricted stock held by this board member not yet vested as of the date of this proxy statement.
(7)Includes 50,869 shares of restricted stock held by Mr. Anderson not yet vested as of the date of this proxy statement.
(8)Includes 13,462 shares of restricted stock held by Mr. Neal not yet vested as of the date of this proxy statement.
(9)Includes 13,262 shares of restricted stock held by Mr. Wells not yet vested as of the date of this proxy statement.
(10)Includes 14,282 shares of restricted stock held by Mr. Richins not yet vested as of the date of this proxy statement.
(11)Includes 12,675 shares of restricted stock held by Mr. Wilper not yet vested as of the date of this proxy statement.
(12)See footnotes 2 and 7-11.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding options, warrants and other rights to acquire equity securities under our equity compensation plans as of December 31, 2024:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2) (3)
Equity compensation plans approved by security holders (1)	—	N/A	347,928

(1)There are no securities to be issued under any equity compensation plans not approved by our security holders.
(2)The shares shown as being issuable under equity compensation plans exclude unvested restricted stock awards of 362,378 shares as all restricted stock awards are deemed to have been issued.
(3)Our 2022 Long-Term Incentive Plan applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at two times its number for purposes of the plan limit. As a result, a maximum of 173,964 shares of restricted stock were remaining for future issuance under the 2022 Long-Term Incentive Plan as of December 31, 2024.

Pledging Policy

The Company has not adopted any policy to restrict the ability of employees (including officers) or directors to hedge any equity ownership in the Company. As such, employees and directors may purchase financial instruments (including variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of Company equity securities. As of the date of this proxy statement, we are not aware of any such transactions by our named executive officers or directors. The Company's insider trading policy precludes short sales of the Company's stock by the Company's executive officers and board members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to transactions during 2024 and through the date of this statement, or written representations from certain reporting persons, we believe that our directors and executive officers have complied with all filing requirements applicable to them except that Form 4s to report stock grants to five officers in September 2024 were filed five days late and a Form 4 to reflect a cancellation of shares for one executive officer was filed one day late in July 2024. In addition, a newly designated executive officer failed to file a beneficial ownership report on a February 2024 stock grant shortly after he became subject to these rules. We have had one or more stockholders with more than 10 percent ownership during 2024 which are not insiders. These 10 percent owners did not file reports on Form 3, 4 or 5 during 2024.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our By-laws provide that there shall be eight directors. Each year, all members of our board of directors are to be elected. All directors serve for a one-year term.

The following table sets forth certain information with respect to our board of directors as of April 30, 2025:

Name	Age	Position	Director Since (1)
Maurice J. Gallagher, Jr.	75	Chairman of the Board	2001
Gregory C. Anderson	43	President, Chief Executive Officer, and Director	2024
Montie Brewer (2) (3)	67	Director	2009
Gary Ellmer (4)	71	Director	2008
Ponder Harrison (2)	63	Director	2019
Linda A. Marvin (3) (4)	63	Director	2013
Charles Pollard (2) (4)	67	Director	2009
Sandra Morgan (3)	47	Director	2021

(1)Each director serves for a one-year term with all directors being elected at each stockholders’ meeting.
(2)Member of the compensation committee.
(3)Member of the nominating and governance committee.
(4)Member of the audit committee.

Nominees for Election as Directors

All of our directors are to be elected at this annual meeting. The nominating and governance committee of our board of directors has recommended, and our board of directors has approved, the nomination of all existing board members for reelection for a one-year term expiring in 2026. Each elected director will hold office until his or her term expires and until his or her successor is duly elected and qualified.

In accordance with the provisions of our By-laws, each nominee has submitted his or her resignation from the board to become effective if the nominee receives more “against” votes than “for” votes and if the resignation is accepted by the board after consideration and recommendation by the nominating and governance committee.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If, for any reason, any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

Below are the principal occupations and business experience, for at least the past five years, of each nominee. In addition, we indicate below the experience and qualifications which led the board of directors to conclude that each person should serve on the board:

Maurice J. Gallagher, Jr. has been actively involved in the management of our Company since he became our majority owner and joined our board of directors in 2001. Mr. Gallagher served as our chief executive officer from September 2023 to September 2024, having previously served in such capacity from 2003 until June 2022. He was designated chairman of the board in 2006. He served as our executive chairman from June 2022 until September 2023 and then again from September 2024 until April 2025. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (the predecessor of AirTran which later merged into Southwest Airlines) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir Commuter Airlines.

As the founder of our business strategy and as our former chief executive officer for more than 20 years, Mr. Gallagher provides invaluable strategic direction, innovation and experience to our board.

Gregory C. Anderson was promoted to chief executive officer and joined our board of directors in September 2024 and has served as president since August 2022. He served as our chief financial officer from 2019 until January 2023 and as executive vice president from 2019 until August 2022. Previously, he served as our principal accounting officer from 2015 until January 2021 and as senior vice president, treasury from 2017 to 2019. He joined us in our accounting department in 2010. Prior to joining the Company, Mr. Anderson worked in corporate accounting for U.S. Airways from May 2009 until January 2010 and worked in public accounting for Ernst & Young prior to joining U.S. Airways. Mr. Anderson is a certified public accountant.

Montie Brewer was elected to our board in 2009. Mr. Brewer served in senior management roles for Air Canada from 2002 until 2009, serving as its president and chief executive officer from 2004 until 2009. Mr. Brewer served on the board of directors of Air Canada from 2004 until 2009. Prior to Air Canada, Mr. Brewer served as senior vice president-planning for United Airlines and previously worked at Northwest Airlines, Republic Airlines, Braniff and TransWorld Airlines, beginning his employment in the airline industry in 1981. Mr. Brewer served as an executive officer of United Airlines from 1988 until 2002. Mr. Brewer has also served as a director of Finnair since March 2018 and as a director of ID90, an IT provider, since 2017.

Mr. Brewer is an innovator in airline network, revenue, distribution and retailing which has allowed him to be very helpful and supportive in Allegiant’s strategic and commercial development. Having experience in both legacy and low cost carriers in North America and Europe, Mr. Brewer provides perspectives on the industry not readily available to Allegiant. Mr. Brewer’s prior experience as chief executive officer of Air Canada for more than four years, and his more than 28 years in management positions at multiple airlines, provide the background for a conclusion that he is a valuable addition to our board.

Gary Ellmer was elected to our board in 2008. Mr. Ellmer served in senior management positions for ATA Airlines from 2006 until February 2008, serving as chief operating officer from September 2007 until February 2008. Mr. Ellmer served as president and chief operating officer of Executive Airlines/American Eagle Caribbean from 2002 until 2006. From 1998 until 2002, he served in various officer positions for American Eagle Airlines, Business Express Airlines and WestAir Commuter Airlines. Mr. Ellmer is an eight-year veteran of the United States Marine Corps.

Mr. Ellmer’s service as chief operating officer of three airlines, and more than 30 years of experience in the airline industry, provide significant experience with regard to all facets of airline operations, including safety management, safety system development, reliability systems design, labor relations, pilot and technician training programs, FAA interface and regulatory procedures, quality control systems and procedures, maintenance and engineering systems and procedures, accident and incident prevention, accident and incident control, and development and testing of emergency response plans. This experience supports a conclusion that he should continue to serve on our board.

Ponder Harrison was elected to our board in October 2019. Mr. Harrison previously served as an executive officer of the Company from 2002 until 2009, during which period he was responsible for marketing and sales, pricing and revenue management, inflight and people services, distribution and e-commerce strategies. Mr. Harrison continued to consult with the Company from 2009 until 2017. Since then, Mr. Harrison has devoted his time to philanthropic activities and his personal investments. He joined the national Parkinson’s Foundation board of directors in 2019. In addition, Mr. Harrison has served as an executive partner of Comvest Partners since 2018 and has been a strategic advisor to Franklin Templeton’s Blackhorse Industrial Technology Fund since 2017. Mr. Harrison was president of Corporate Aircraft Partners, Inc. from 2001 through 2002. In 1999, he co-founded Virtual Premise, Inc., which was a leading SaaS provider of commercial real estate information management solutions. He served as its chairman and chief executive officer until its acquisition by CoStar Group, Inc. in 2011.

Earlier in his career, Mr. Harrison was vice president of sales and marketing for ValuJet Airlines from its commencement of business in 1993. After its merger with AirTran, he served as senior vice president of marketing until 1998. Before joining ValuJet, Mr. Harrison worked in various management roles at Delta Air Lines from 1983 through 1992.

Mr. Harrison also brings a diverse background and maintains a core-competency in technology and enterprise software development, having served as a founder, chief executive officer and chairman of a successful SaaS enterprise company. Providing additional benefit to this end, Mr. Harrison is an active private investor in the global industrial technology market segment while also serving as an advisor to Franklin Resources’ Blackhorse Fund, a venture and private equity investment entity.

Mr. Harrison’s extensive experience in the airline business and in sales and marketing substantiated his addition to the board in 2019 and his value to the Company on an ongoing basis.

Linda A. Marvin was elected to our board in 2013. Ms. Marvin served as chief financial officer of the Company from 2001 until 2007. Since then, Ms. Marvin has dedicated her time to philanthropic activities and her private investments. She served as an officer of The Animal Foundation from 2017 until January 2019, served as its chairman from 2013 until 2016 and has served as an emeritus board member since January 2019. In addition, since August 2023, she has served on the board of the Jazz Outreach Initiative, a 501c3 organization focused on jazz education. From 1996 through 2001, Ms. Marvin held various management positions for Mpower Communications, including chief financial officer and senior vice president of finance. Prior to that, she was involved in the airline industry in various finance and accounting roles with Business Express/Delta Connection and with WestAir Commuter Airlines and earlier in her career, served as an audit manager with KPMG Peat Marwick. From 2018 to 2022 and since May 2023, Ms. Marvin has served as a member of a U.S. Bank Advisory Board.

Ms. Marvin’s financial and accounting literacy, leadership expertise, general business knowledge, depth of knowledge of our company, having previously served as our chief financial officer, and her extensive airline industry experience, leads us to conclude she is qualified to serve on, and a valuable addition to, our board.

Sandra Douglass Morgan was elected to our board in October 2021. Since July 2022, Ms. Morgan has served as president of the Las Vegas Raiders football team in the National Football League. Ms. Morgan served as an of counsel attorney with Covington & Berling, an international law firm, from November 2021 until July 2022. She has been the owner/manager of Douglass Morgan, LLC, a legal and consulting firm, since January 2021. She is a past chairwoman of the Nevada Gaming Control Board, having served in that position from January 2019 until November 2020. She was appointed to this role by Governor Steve Sisolak and was the first African-American to have served as chair. Ms. Morgan was previously appointed to the Nevada Gaming Commission by Governor Brian Sandoval in April 2018. While serving as a commissioner, Ms. Morgan also served as director of external affairs for AT&T Services, Inc. from 2016 to January 2019 and was responsible for managing AT&T’s government and community affairs in Nevada. She previously served as the City Attorney for the City of North Las Vegas from 2008 to 2016 and was the first African-American city attorney in the State of Nevada. Prior to her public service with the City of North Las Vegas, Ms. Morgan served as a litigation attorney for MGM Mirage (now known as MGM Resorts) from 2005 to 2008. Ms. Morgan previously served as an athletic commissioner on the Nevada State Athletic Commission and served on the board of directors for Jobs for Nevada’s Graduates.

Ms. Morgan has also served as an independent director with Fidelity National Financial, Inc. (NYSE:FNF) a leading provider of title insurance and transaction services to the real estate and mortgage industries, since November 2020 and served as an independent director of Caesars Entertainment, Inc. (NYSE:CZR) a geographically diversified gaming and hospitality company, from November 2021 until July 2022.

Ms. Morgan brings more than 20 years of experience as a practicing attorney and senior executive in the gaming, hospitality and sports & entertainment industry, where she led operations in a highly regulated, publicly visible environment. Her extensive legal background includes expertise in corporate governance, compliance, internal investigations, and regulatory oversight—core competencies that strengthen board performance and integrity. She has guided organizations through risk mitigation, leadership transitions, and stakeholder engagement, and brings valuable insight into ethical frameworks and fiduciary responsibilities that directly support her role on the nominating and governance committee.

In addition to her legal and executive experience, Ms. Morgan has led initiatives in sustainability and other areas of increasing importance to public company boards and long-term corporate strategy. She has advised on succession planning, evaluated leadership structure, and overseen talent development within a variety of organizations. Her experience with public-private partnerships and stakeholder communications also enhances the board’s ability to navigate reputational risk and regulatory change. The nominee’s independent judgment, cross-sector expertise, and strategic mindset make her a valuable contributor to board governance and oversight.

Charles W. Pollard was elected to our board in 2009. Mr. Pollard served in various executive positions for Omni Air International from 1997 until 2009, including as its president and chief executive officer from January 2007 until September 2008. Prior to his employment with Omni Air International, Mr. Pollard served in various executive positions for World Airways from 1987 until 1997, including as president and chief executive officer from 1993 to 1997. Mr. Pollard began his career as an attorney in the corporate practice group of Skadden, Arps, Slate, Meagher & Flom LLP from 1983 to 1987. Mr. Pollard has served as a director of Aircastle Limited since 2010.

Mr. Pollard’s chief executive officer experience at two airlines is relevant to the challenges of growing our Company. His experience on the board of Aircastle Limited, a global aircraft leasing group, where he chairs both the compensation committee and the risk and governance committee, provides our board insights into aircraft markets. His law firm experience in corporate finance and mergers and acquisitions provides depth in those areas.

Our board of directors recommends that stockholders vote FOR each of the nominees to our board of directors. Please note that proxies cannot be voted for more than eight directors.

Board Skills Matrix

The table below summarizes the key skills and experience of each of our board nominees that are most relevant to their board service with us. The skills and experience categories reflect self-identification by the board members. The fact that a specific area of focus or experience is not designated does not mean the board member does not possess that skill or expertise.

	Gallagher	Anderson	Brewer	Ellmer	Harrison	Marvin	Morgan	Pollard
Airline/transportation	●	●	●	●	●	●	●	●
Branding/marketing/data analytics/consumer products			●		●
Business development/M&A	●		●		●			●
Digital marketing			●		●
Sustainability							●
Government/regulatory/legal	●						●	●
Operations	●	●		●				●
Safety	●	●	●	●
HR/Organizational		●
Strategic planning	●	●	●		●	●	●	●
Senior leadership	●	●	●			●	●	●
Finance/capital/investments	●	●			●	●
Accounting	●	●				●
Risk Management	●	●					●
Information technology/high tech	●				●
Global business			●					●
Public company board membership (with other companies)							●	●
Media/communications/investor relations	●	●			●

We have offered and intend to continue to offer training sessions with outside consultants to further strengthen the input and oversight from board members and, in particular, in those areas where our board members may not have substantial experience.

Director Independence

Our board of directors has determined that all of our directors, other than Maurice J. Gallagher, Jr. and Gregory C. Anderson, are independent under the rules of the Nasdaq Stock Market. As neither Mr. Gallagher nor Mr. Anderson serve on any of the board’s committees, all committee members are independent under the rules of the Nasdaq Stock Market.

Board Experience in Industry

Of the eight members on the board, six are independent directors, and five of these have extensive experience in managing companies in the travel industry, having each served more than ten years in executive or finance positions with airlines. Bringing this exceptional depth of experience, the board is involved in all critical decisions regarding strategic direction, choice of aircraft, significant aircraft purchase transactions, finance transactions, strategic decisions regarding Sunseeker Resort, application of cash to stock repurchases or payment of dividends, fuel hedging opportunities, any merger and acquisition opportunities, and any other material Company decisions outside of the ordinary course of our operations.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and nominating and governance committee. Each committee has the right to retain its own legal and other advisors.

Audit Committee

The audit committee is currently comprised of Gary Ellmer, Linda Marvin and Charles Pollard, each of whom is independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Linda Marvin has been identified as the audit committee financial expert and serves as the chairperson of the committee. Our audit committee met five times during the 2024 year.

Our board of directors has adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Governance Documents” under which the “Committee Charters” are found. Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.
The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management.
Compensation Committee

The compensation committee is comprised of Montie Brewer, Ponder Harrison and Charles Pollard, each of whom is a non-employee director and is independent under the Nasdaq Stock Market listing standards. Our compensation committee met five times during the 2024 year, including action taken by the committee as a part of full board meetings. With a relatively small board and small compensation committee comprised of highly experienced committee members, the compensation committee acts without a chairperson and each committee member is involved in determining the matters to be addressed at each committee meeting.

Our board of directors has adopted a charter for the compensation committee setting forth the structure, powers and responsibilities of the compensation committee. A copy of the charter of the compensation committee can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Governance Documents” under which the “Committee Charters” are found.
The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our named executive officers. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants, and administers our long-term incentive plan. Our chairman of the board, Maurice J. Gallagher, Jr., and our president and chief executive officer, Gregory Anderson, provide input to the compensation committee in making compensation decisions for our other executive officers.

Nominating and Governance Committee

The nominating and governance committee is authorized and empowered to submit to the entire board of directors for its approval, the committee’s recommendations for nominees to the board of directors. The nominating and governance committee consists of Montie Brewer, Linda Marvin and Sandra Morgan. All of the current members of our nominating and governance committee are independent under the rules of the Nasdaq Stock Market. Our nominating committee met two times during the 2024 year, including action taken by the committee as part of a full board meeting. With a relatively small board and small nominating and governance committee comprised of highly experienced committee members, the nominating and governance committee acts without a chairperson and each committee member is involved in determining the matters to be addressed at each committee meeting.

The responsibilities of the nominating and governance committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders, and recommend nominees for any committee of the board. As far as governance is concerned, the nominating and governance committee has additional responsibilities in the areas of developing corporate governance guidelines, oversight of ESG risks and goals, review performance of board members and review of stockholder proposals. A copy of the charter of the nominating and governance committee can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Governance Documents” under which the “Committee Charters” are found.

To fulfill its responsibilities, the nominating and governance committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating and governance committee will evaluate each incumbent's continued service, in light of the board’s collective requirements, at the time such director comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating and governance committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating and governance committee will review the qualifications of each candidate. Final candidates will generally be interviewed by our chairman of the board, our chief executive officer and one or more other board members. The nominating and governance committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.
The nominating and governance committee’s charter provides general qualifications nominees should meet. These qualifications include the following:

•Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing experience in areas that are relevant to our business activities.
•Directors must be willing to devote sufficient time to carry out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, which would reasonably be expected to adversely affect his or her ability to perform the duties of a director.
•A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us. The nominating and governance committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the annual meeting.

In addition, the nominating and governance committee will consider for inclusion in the board’s annual slate of director nominees, candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than five percent of our voting stock for at least two years as of the date the recommendation was made, and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating and governance committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting. The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating and governance committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion in the board’s slate of nominees, the board and nominating and governance committee may consider all information relevant, in their business judgment, to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board. The nominating and governance committee would expect to use the same procedures to evaluate nominees for director whether recommended by a stockholder or recommended by another source. To date, we have not received any board nominee recommendations from stockholders.

Our board has determined that we are benefited by having a relatively small board with directors with substantial relevant industry experience. The board does not anticipate any imminent changes to the composition of the board, but expects to revisit the composition of the board within the next year.

The nominating and governance committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.
Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.
Stockholder Proxy Access
We believe our By-laws balance proxy access provisions which are consistent with public companies which have adopted proxy access and our board governance structure and particular circumstances. We believe these provisions provide meaningful, effective and accessible proxy access rights to our stockholders, and balance those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our proxy access provisions permit a stockholder, or a group of stockholders (an unlimited number), owning five percent or more of the Company’s stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to 20 percent of the board (or if such amount is not a whole number, the next lower whole number, but not less than one director) if such nominating stockholders and nominee satisfy the requirements set forth in our By-laws.

Meetings of our Board of Directors

Our board of directors met six times during the 2024 year. Each of our incumbent directors attended more than 87 percent of the total of all board and committee meetings he or she was entitled to attend during the 2024 year.

It is our policy to encourage board members to attend each annual meeting of stockholders so that the board is adequately represented. As our annual meeting of stockholders is not held coincident with any board meeting so as not to distract from the business of the board, two of the members of our board of directors attended our annual stockholders’ meeting in 2024.

Independent members of our board may be contacted by letter directed to the named member in care of Allegiant Travel Company, Corporate Secretary, 1201 N. Town Center Drive, Las Vegas, Nevada 89144. The sealed envelope will be sent on to the addressee by our corporate secretary.
Board Leadership Structure

We believe our former chief executive officer, Maurice Gallagher, Jr., has been well suited to serve as our chairman of the board, as he is our second largest stockholder and he has led the development and implementation of our business strategy since he acquired a majority interest in the Company in 2001. As chairman, Mr. Gallagher has provided clear direction for both the operations of our Company and board deliberations, and as a result of his stock ownership position, his interests are fully aligned with those of our stockholders.
Our board has established the role of lead independent director. Ponder Harrison currently serves as lead independent director. The lead director’s responsibilities are to: (a) preside at and establish the agenda for executive sessions of the non-management directors and any other meetings of non-management directors; (b) communicate feedback to the chairman and chief executive officer, following executive sessions; (c) preside at all meetings where the chairman is not present or where the chairman could be perceived as having a conflict of interest; (d) consult with the chairman concerning board meeting agendas; (e) serve as liaison between the chairman and non-management directors as appropriate; (f) call meetings of the non-management directors, if appropriate; and (g) perform such other duties as may be delegated to him or her by the chairman, the full board or the independent directors.
The board conducts a self-assessment process each year and seeks to address any issues identified in the process.
The independent directors meet outside the presence of the chairman and executive officers on the board on a quarterly basis. Further, it is important to note that all of our directors are elected annually, the board receives updates on our operating strategies from the chief executive officer and other members of senior management at each quarterly board meeting, and financial information and other updates are provided to directors on a monthly basis. The board believes all of the foregoing factors provide an appropriate balance between effective and efficient Company leadership and sufficient oversight by non-management directors.
Risk Oversight
While risk management is the primary responsibility of our management team, our board of directors is regularly involved in the oversight of the most material risks faced by us and monitors areas of risk as a routine board agenda item.

One area of risk oversight relates to our operations and the maintenance and safety of our aircraft. In this regard, our senior operations personnel make a presentation to the board or a subcommittee of the board at or in advance of each quarterly board meeting. The airline experience of our board allows it to meaningfully participate in the oversight of this risk area. In addition, the full board oversees cybersecurity risks as management reports to the board on this subject at each regular board meeting.

Our board committees, which are comprised solely of independent directors, also participate in risk oversight.

The audit committee oversees risks related to our financial reporting and internal controls with quarterly meetings, including private sessions with our outside auditing firm, our internal audit personnel, and management responsible for financial accounting. Audit committee approval is also required for any related party transactions.

Our board, and the compensation committee in particular, manages the risk inherent to our compensation programs. Our board believes the risk associated with our compensation programs has been reduced to a large extent as management’s interests are aligned with those of our stockholders under our new executive compensation program with the large majority of compensation to our named executive officers in the form of performance-based short-term incentives and long-term incentives payable in stock. Further, our stockholders have not suffered any dilution from equity grants as the number of shares repurchased by us under stock repurchase plans over the years has exceeded the number of shares subject to equity grants.

Even when the oversight of a specific area of risk has been delegated to a committee, the full board may maintain oversight over such risks through regular reports from the committee or management to the full board.

Environmental, Social Responsibility and Governance Practices

Allegiant’s approach to sustainability reflects a balanced integration of environmental, social, and governance practices that are consistent with stakeholder priorities and applicable regulatory frameworks. In 2024, we published our third annual sustainability report, aligned with the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) framework.

Our sustainability commitments are anchored by our materiality assessment, conducted in 2021, with assistance from a third party consultant. The assessment allowed us to identify key material topics, benchmarked industry standards and engaged over 400 stakeholders including customers, employees, suppliers, shareholders and community partners. Covered in more detail in our 2023 sustainability report, our material topics include emissions, safety, company culture, customer engagement and procurement. These categories have guided and defined our sustainability targets.

The sustainability report can be found at ir.allegiantair.com. Information contained in the sustainability report is not incorporated by reference into and does not constitute a part of this proxy statement.

Environment

We recognize the importance of environmental responsibility as a core element of long-term value creation. Oversight of our environmental initiatives is embedded within our governance structure, with our nominating and governance committee and executive leadership actively monitoring related risks and opportunities. In 2024, we published our strategy to meet our 2030 decarbonization goal and committed to conducting a climate risk assessment to prepare for California’s required climate disclosures.

Decarbonization Strategy

Our 2023 sustainability report expanded on an industry-aligned 2030 environmental target. Recognizing the need to ensure long-term viability and resilience against climate-related risks, our board established and approved a 10% carbon intensity reduction target on a revenue per ton kilometer basis by 2030 against a 2023 baseline. Our board receives periodic updates on the airline’s sustainability strategy, while our annual sustainability report will provide shareholders with progress against our target and more insight into strategies to achieving it.

Allegiant’s long-term fleet strategy presents a significant opportunity to reduce emissions while supporting profitable business growth. We have contracted to purchase 50 newly manufactured Boeing 737 MAX aircraft which are expected to burn up to 20% less fuel on a per passenger basis compared to our existing used Airbus fleet. This is expected to generate measurable cost savings through operational efficiency and diversify our aircraft portfolio.

Sustainable Aviation Fuel (SAF) is expected to be part of our viable strategy to enhance our long-term operational resilience. According to our internal emissions reduction modeling, we currently plan to include SAF in our operations toward the end of the decade.

Industry and Regulatory Alignment

To prepare for upcoming climate-related regulations in California, including the Climate Corporate Data Accountability Act (SB 253) and the Climate-Related Financial Risk Act (SB 261), we have taken several measures. These laws will require companies to disclose their greenhouse gas emissions and climate-related financial risks starting in 2026. Certain other states may publish their own requirements. We are making progress on our climate risk assessment, using 2024 data as a baseline, and are aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) framework. In 2024, we engaged with our auditors to review our emissions accounting processes to prepare for auditing requirements under the new California rules.

Additionally, we are committed to ensuring long-term value creation and mitigating risk by making progress towards a responsible sourcing policy that is due to be published by the end of 2025.

Social

Allegiant team members are at the heart of our growing business, enabling us to effectively serve our customers on nonstop routes in over 120 cities. Our relationships with communities allow us to establish deep roots while increasing our ability to deliver high-value, low-cost experiences. We seek to offer an inclusive workplace that respects our team members' well-being and professional development.

Our 2023 sustainability report outlines Allegiant’s efforts surrounding labor management, community engagement, employee development, health and safety for passengers and employees, and human rights. The report includes additional social metrics to meet the evolving expectations of industry standards and benchmarks.

Governance

Implicit in our working philosophy is the importance of sound corporate governance. This starts at the top with our board of directors and is evident throughout our management team, team members and suppliers. Our board of directors sets high standards for our team members, officers and directors. In governing Allegiant, our independent board members serve on three committees that define their responsibilities: audit, compensation and nominating and governance. Directors serving on the board’s nominating and governance committee oversee and review our sustainability-related risks and goals, including establishing and monitoring sustainability metrics, targets and disclosures.

Code of Ethics

We have adopted a Corporate Code of Conduct and Ethics (the "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other directors, officers and employees of ours. Our Code of Ethics includes provisions regarding our work environment and human rights, reemphasizing our commitments to non-discrimination and anti-harassment. The Code of Ethics is posted on our website (www.allegiant.com) and is available in print free of charge to any stockholder who requests a copy. Interested parties may address a written request for a printed copy of the Code of Ethics to Company Secretary, 1201 N. Town Center Drive, Las Vegas, Nevada 89144. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website.

Director Compensation

The members of our board of directors receive an annual cash retainer of $20,000 per year plus an additional $5,000 for each meeting attended and will also be reimbursed for their out-of-pocket expenses.

In October 2022, we granted each outside director 10,000 shares of restricted stock to serve as their stock-based compensation for the next five years of board service – that is, subject to vesting over the five-year period with any unvested stock to be forfeited if board service does not continue for the entire five-year period for any reason. This effectively represents a grant of 2,000 shares of restricted stock for each year of board service.

The following table illustrates the compensation paid to our non-management directors during 2024:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Montie Brewer	$40,000	$—	$40,000
Gary Ellmer	40,000	—	40,000
Ponder Harrison	40,000	—	40,000
Linda A. Marvin	40,000	—	40,000
Charles W. Pollard	40,000	—	40,000
Sandra D. Morgan	40,000	—	40,000

(1)Excludes expense reimbursements. We reimburse our directors for expenses incurred in attending board meetings.
(2)As described above, no stock awards were granted to directors in 2024 since 10,000 shares vesting over five years were granted to each director in 2022.

In 2024, no director received $10,000 or more in aggregate perquisites or other personal benefits, including the value of flight benefits. We do not provide tax gross-up payments to members of our board of directors.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of April 30, 2025, are as follows:

Name	Age	Position
Gregory C. Anderson	43	President, Chief Executive Officer, and Director
Robert J. Neal	41	Executive Vice President, Chief Financial Officer
Drew A. Wells	38	Executive Vice President, Chief Commercial Officer
Micah Richins	56	President of Sunseeker Resorts

Gregory C. Anderson - as a director, biographical information on Mr. Anderson is located above.

Robert J. Neal was promoted to senior vice president and chief financial officer in January 2023 and to executive vice president in April 2025. He served as our senior vice president, corporate finance from February 2021 until January 2023 and served as our vice president, fleet planning and corporate finance from 2016 until February 2021. Mr. Neal has been employed by us in various capacities with ever increasing responsibilities since 2007.

Drew Wells was promoted to senior vice president, revenue in February 2021 and to executive vice president in April 2025. He was designated chief revenue officer in January 2023 and chief commercial officer in September 2024. Previously, he served as vice president, revenue from March 2018 until February 2021 and as our director of revenue from 2016 until 2018. Mr. Wells joined us in 2011 and worked in financial planning and analysis and in fleet planning before moving to the revenue department.

Micah Richins has served as president of Sunseeker Resorts since August 2022 after joining the Company in 2018 as executive vice president, chief operating officer of Sunseeker. Prior to joining Sunseeker Resorts, he worked from 2001 until 2018 for MGM Resorts International with ever increasing responsibilities, last serving in the role of chief commercial officer from 2016 to 2018. Prior to that, he served with MGM Resorts International as senior vice president operations at Luxor Hotel and Casino and as vice president hotel operations at New York, New York Hotel and Casino.

None of our executive officers is related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures in this report.

Our compensation committee is responsible for establishing and implementing our compensation philosophy. Our compensation committee is appointed by our board of directors. Under the compensation committee charter, our compensation committee has the responsibility for determining compensation for our chief executive officer, for any other executive officer who serves on the board and for any of our other named executive officers in the Summary Compensation Table from the prior year. Our compensation committee also approves all equity grants under our long-term incentive plan.

Our named executive officers (“NEOs”) for 2024 were:

Maurice J. Gallagher, Jr.	Chief Executive Officer until September 2024 and Executive Chairman after that date
Gregory C. Anderson	President and Chief Executive Officer since September 2024 having served as President prior to that date
Robert J. Neal	Senior Vice President, Chief Financial Officer
Drew A. Wells	Senior Vice President, Chief Commercial Officer
Micah Richins	President of Sunseeker Resorts
Keny F. Wilper	Senior Vice President, Chief Operating Officer (resigned as chief operating officer as of March 2025)

Executive Summary of 2024 Company Performance

•Gregory Anderson assumed the role of chief executive officer and president in September 2024
•Took delivery of our first four newly manufactured Boeing 737 MAX aircraft and inducted them into service with promising early performance
•Total operating revenue of $2.5 billion, up 0.1 percent over 2023
•Airline operating income declined by 43.5 percent from 2023 as our airline operating margin excluding special charges declined from 11.4 percent to 7.7 percent
•Net debt (total debt and finance lease obligations less cash, cash equivalents and investment securities) was reduced by $155.2 million to $1.23 billion from the prior year end
•Record total average ancillary fare of $75.83 per passenger, up 4.0 percent from 2023
•Average third-party products fare was $8.48 per passenger, up 29.1 over 2023
•Restored aircraft utilization to near 2019 levels during the peak December 2024 holiday period
•Ancillary revenue increased as a result of progress on commercial initiatives such as Allegiant Extra, third party travel insurance and restoration of a third bundle of ancillary products
•Recorded $80.7 million in fixed fee revenue, up 17.7 percent compared to the prior year's Company record breaking high
•$134.7 million in total co-brand credit card remuneration, up 12.7 percent from the prior year
•As of December 31, 2024, we had approximately 545,000 total Allegiant Allways Rewards Visa cardholders
•Ended 2024 with approximately 18 million total active Allways Rewards members
•Named the number one Best Airline Credit Card for the sixth consecutive year and Best Frequent Flyer program in USA TODAY's 10Best 2024 Readers' Choice Awards
•In April 2024, ratified a new five-year agreement with the Transport Workers Union of America, AFL-CIO Local 577, representing Allegiant's flight attendants
◦Agreement includes wage increases, certain quality-of-life improvements and a ratification bonus
•Published our 2023 Sustainability Report reaffirming the Company's sustainability goals
•Ranked third on the American Customer Satisfaction Index for Airlines, moving up from seventh in 2023
•Named best low-cost carrier in North America by Skytrax, the international air transport rating organization
•Ranked number 4 among major US carriers in the Wall Street Journal's "The Best and Worst Airlines of 2024"
•Announced 44 new nonstop routes during the fourth quarter 2024, tying the record for the largest expansion in Company history, including three new cities, of which 39 routes had no prior nonstop service
•Completed our first full year of operations of Sunseeker Resort
◦Incurred Sunseeker Resorts operating loss of $59.4 million excluding special charges
◦Recorded $321.8 million impairment charge to Sunseeker assets
◦Engaged experienced hospitality advisors to pursue strategic alternatives with potential partners.

Compensation Strategy Discussion

Compensation Policies and Practices

What We Do		What We Don't Do
✓	Ensure management acts and thinks like stockholders through stock ownership guidelines and equity grants as a significant component of the compensation package	✗	No significant perquisites or benefits for executives
✓	Have a compensation committee comprised solely of independent directors which considers and approves all compensation to our named executive officers	✗	No repricing of options, stock appreciation rights or other grants under our Long-term Incentive Plan
✓	Deliver a large majority of target pay opportunities for our named executive officers in the form of variable pay tied to strong performance	✗	No automatic trigger equity award acceleration upon a change of control
✓	Provide an appropriate mix of short-term and long-term incentives	✗	No change of control payments
✓	Link pay to performance with multiple performance metrics (starting in 2025) aimed at supporting stockholder value creation	✗	No supplemental executive retirement plan or deferred compensation plans
✓	Promote long-term focus with stock grants vesting over three years	✗	Do not price equity grants in advance of earnings releases or other material press releases
✓	50% of equity awards (starting in 2025) will be performance based, including based on relative total stockholder return	✗	No short sales under our insider trading plan
✓	Generally require a one-year minimum vesting period for stock grants
✓	Establish base pay rates and total compensation targets in reference to other U.S. airlines’ pay levels
✓	Hold an annual say-on-pay vote
✓	Mitigate potential dilutive effects of equity awards through stock repurchase program
✓	Solicit stockholder feedback on our executive compensation through regular stockholder engagement
✓	Have trading blackout periods under our insider trading policy and require our officers to pre-clear trades in Company securities with counsel
✓	Have a strong compensation clawback policy that mandates recovery of incentive compensation in the event of financial statement restatements per Nasdaq listing standards and that allows us to seek recovery of incentive compensation if a covered executive commits certain misconduct.

In 2022, while we were still under the executive compensation restrictions imposed by the CARES Act, we entered into new employment agreements with five of our senior-most executives providing them with multi-year grants of restricted stock with vesting over the term of the respective contracts from April 2023 (when the CARES Act restrictions expired) through the end of 2025 or 2026. These contracts also provided for possible additional compensation in the form of cash bonus or stock options but only with substantial stock price appreciation. We crafted these agreements in an attempt to incentivize these leaders at a time when competition for leadership in the airline industry was very high and also to align their interests with those of our stockholders. Given prolonged challenges in the airline industry, our compensation committee acknowledges that these employment agreements did not achieve their intended goals as airline stock prices remain under pressure.

During 2023 and 2024, four of these executives left the Company by resignation or retirement, leaving Gregory Anderson as the only remaining executive officer under these contracts. When Mr. Anderson signed this employment agreement in 2022, he served as one of two presidents then in place with the two presidents sharing the duties of president of our organization. In early

2023, he assumed full responsibility as the sole president with the departure of the other president and he was promoted to chief executive officer in September 2024. In 2024 and in connection with his promotion to chief executive officer, Mr. Anderson’s employment agreement was amended to establish cash compensation of $600,000 in 2024 (which included a bonus paid during the year), a $600,000 per year base salary beginning in 2025 and to eliminate the provisions of the prior contract dealing with cash bonuses on significant stock price appreciation and stock options at substantially out of the money exercise prices. Other than that cash compensation and the stock grants provided for under the 2022 employment agreement, Mr. Anderson did not receive any significant compensation in 2024.

As far as the other named executive officers for 2024 are concerned, cash bonuses and stock grants have been and in 2024 were determined on a discretionary basis based on Company and individual performance. Given the reduced profitability of the Company in 2024, these discretionary components of compensation for 2024 were significantly lower than in 2023.

Evolution of Our Executive Compensation Program

Considering feedback from stockholder engagement in 2024 and reviewing executive pay packages for other U.S. airlines and particularly, the other ultra low cost carriers (ULCC's), management recommended and our compensation committee approved a more conventional executive compensation program for 2025 and future years. Under the new program, base salaries will be increased to closer to (but still generally below) industry levels and our officers will be eligible for a short-term cash bonus incentive and long-term stock grants with vesting over three years to be awarded after the end of the year. Of the long-term incentive stock grants, 50 percent will be based on metrics tied to relative total stockholder return and balance sheet improvement. At target performance levels, the fixed base salaries for our named airline executive officers will represent only between 15 to 24 percent of their total compensation in 2025, substantially aligning their compensation with financial and operational performance and the interests of our stockholders. The performance metrics for the short-term cash bonus incentive are discussed further in this CD&A section under “Compensation Components” below.

In suggesting the adoption of this new executive compensation structure, management reviewed the compensation structures of other U.S. airlines and suggested financial and operational targets specific to Allegiant. Our compensation committee approved the metrics to be used for the short-term cash bonus incentive and for the long-term incentive (stock grants) for our named executive officers and also approved the weighting of each factor.

Stockholder Engagement

Stockholder engagement is an important component of our corporate governance. We regularly meet with stockholders throughout the year and proactively solicit feedback regarding stockholder priorities. During 2024, our outreach targeted our top ten shareholders representing nearly 60 percent of our outstanding shares. Stockholders representing roughly one-third of our outstanding shares engaged with management. Our outreach program gives our larger holders the opportunity to engage with members from our board as requested and senior leadership on topics including Company performance, executive compensation, long-term strategy, corporate governance practices and sustainability. Feedback solicited from our holders was considered and integrated into our compensation program. General engagement practices throughout the year are outlined below. In particular, the stockholders with whom we spoke recommended that we include performance-based metrics as part of the executive compensation plan and that we avoid discretionary bonuses unrelated to Company performance.

Spring		Summer		Fall		Winter
The Company will file its proxy statement during the Spring, with the annual meeting being held in early summer. Disclosures included within the proxy statement will incorporate applicable feedback received from stockholders throughout the year. Additional outreach will be conducted prior to our annual meeting as necessary.	}	The Company will review feedback received from the annual meeting voting results. Based on results, the Company will begin preparing for shareholder outreach.	}	The Company engages with shareholders regularly through participation in industry conferences and on request.	}	The Company will review feedback received throughout the year and present the feedback to the board. Senior leadership and the board will consider changes to governance practices, executive compensation, and sustainability based on the feedback received. Any changes will be incorporated into the upcoming proxy statement.

We always value the perspective of our stockholders and believe that stockholder engagement leads to enhanced governance practices. Our chief executive officer, chief financial officer, chief commercial officer, and investor relations team meet regularly with stockholders and investors, attend industry conferences and maintain a high level of engagement throughout the year with the Company’s stockholders and the airline investor community.

Stockholder feedback is communicated directly to our board and helps inform board discussions on a range of important issues. Management and our board remain committed to consistent and substantive stockholder engagement both in connection with the proxy statement and throughout the year and to incorporate stockholder perspectives in our governance and compensation discussions and corporate responsibility issues. Further, we report on our stockholder engagement in this section of our CD&A.

The stockholders who engaged with us used the opportunity to inquire about business issues of interest and we updated them on a broad array of topics of interest, including executive compensation. The stockholders who participated in meetings indicated that they appreciated the outreach.

2024 Executive Compensation

Our founder Maurice Gallagher, Jr. served as chief executive officer until September 1, 2024 when Gregory Anderson was promoted to the chief executive officer role. Mr. Gallagher then served as executive chairman from September 1, 2024 until April 2025. There is no employment agreement in place for Mr. Gallagher. Our compensation committee determined to pay him a base salary of $750,000 per year beginning in October 2023 for his efforts as chief executive officer until September 2024 and $100,000 per year effective upon his return to the executive chairman role.

With Mr. Anderson’s increased responsibilities, our compensation committee approved $600,000 in cash compensation to him during 2024 in addition to the stock grant compensation set forth in his 2022 employment agreement. The cash compensation was paid in the form of base salary and a spot bonus. Otherwise, the stock grants under the 2022 employment agreement constituted virtually all of Mr. Anderson’s compensation during the year as he did not participate in the incentive bonus plan payment at the end of the year nor did he receive any further stock grants during the year.

After review of Company performance in 2024 and analysis of other U.S. airlines' executive compensation, management recommended, and our compensation committee approved, discretionary cash bonuses under our annual cash bonus plan and stock compensation for our other NEO's in 2024. The stock compensation was in the form of a time-based restricted stock grant under our Long-term Incentive Plan and phantom stock payable in cash on the respective vesting dates. For our continuing NEO's, the bonus amount and stock grants were significantly less than the corresponding amounts for these executives in 2023, resulting in total pay for these NEO's between 36% and 43% below 2023 levels.

General Discussion

Senior management makes recommendations to the compensation committee with respect to the total amount of cash bonuses to be paid, the allocation of the cash bonus pool among officers and employee groups and granting of stock-based awards to management personnel. The compensation committee typically asks our chairman of the board and our chief executive officer to participate in its deliberations concerning approval of cash bonuses payable and stock awards granted. The compensation committee members consider the recommendations from management and also draw on the committee members' and our chairman's substantial experience in managing companies, in approving bonus levels and stock-based awards. The compensation philosophy employed by the Company has been implemented by us without use of any outside compensation consultants.

As our stockholders approved our executive pay policies at our 2024 stockholders meeting with a greater than 99 percent favorable vote, we have not implemented any changes to our pay policies in response to the stockholder vote in 2024. An advisory vote on executive compensation is being held again at this year’s stockholder meeting.

Reflective of the evolution of our executive compensation program after considering stockholder input and executive pay practices in the airline industry, for 2025, various metrics have been established to determine the amounts of short-term incentive and long-term performance-based stock grants as discussed below.

Compensation Components

Compensation has historically been broken out into the following components:

Pay Type	Component	Rationale and Link to Stockholder Value
Fixed	Base Salary • Cash
• Provides a fixed amount of compensation for performing day-to-day functions based on level of responsibility, experience and individual performance.
–The base salaries for 2025 have been established based on a review of other airlines’ base salaries and particularly, the ultra low-cost carriers (ULCC’s) in the U.S.
–The 2025 base salary for our NEOs are as follows:
–$600,000 for Gregory Anderson,
–$475,000 for Robert Neal,
–$475,000 for Drew Wells, and
–$300,000 for Micah Richins

At Risk - Performance Based	Short-term Incentives • Cash
• Rewards short-term financial and operational performance. Serves as key compensation vehicle for rewarding annual results. In 2024 and prior years, bonuses for our NEOs were determined on a discretionary basis by our compensation committee and based on their evaluation of Company and individual performance and with reference to total pay amounts to corresponding executive officers at other U.S. airlines. Beginning in 2025, our NEOs' participation in these cash bonuses will depend on financial, operating and tactical metrics approved by our compensation committee.
–The metrics established for 2025 are airline adjusted cost per available seat mile (CASM) excluding fuel, operating margin, operational excellence with performance based on the number of the following factors achieved during the year - controllable completion, net promoter score, A60 arrival metric, Star D0 departure metric and safety administration; controllable completion in relation to other U.S. airlines; and tactical excellence measured by peak week utilization and productivity in terms of full-time equivalent employees per 100,000 passengers. Similar metrics will apply to other management employees (our vice presidents, director level employees and managers) for our successful performance, and also based on each individual's contribution to that performance. The short-term incentive may be earned between threshold levels (payable at 50% of the target amount) and stretch goals (payable at 150% of target amount).

Long-term incentives • Performance-based restricted stock (paid in shares of stock)
• Rewards achievement of financial and strategic goals through the performance period, aligns with interest of stockholders, facilitates executive officer stock ownership and promotes employee retention during the three-year vesting period.
–Beginning in 2025, our NEOs’ participation in these stock grants will depend on relative total stockholder return in relation to industry peers and net debt to EBITDA. The performance-based restricted stock would, if earned, be granted in February 2026 and then a three-year vesting period would apply. At target performance levels, these performance-based grants for our NEOs (other than Mr. Anderson who will receive a performance-based grant only for performance in excess of the target level) would be in the same amount as the time-based grants described below. The long-term performance-based restricted stock may be earned between threshold levels (50% of the target amount) and stretch goals (150% of target amount).
–There were no performance-based incentive grants in 2024.

Other	Long-term incentives • Time-based restricted stock (paid in shares of stock)
• Aligns with interest of stockholders, facilitates executive officer stock ownership and promotes employee retention during the three-year vesting period.
–The time-based restricted stock as a part of 2025 compensation would be granted in February 2026 and then a three-year vesting period would apply.
–Time-based stock grants to our NEOs for 2024 are reflected in the Summary Compensation Table.
–The time-based stock grants for 2025 will not be dependent on performance criteria.

	Retirement Benefits • 401k plan with matching contributions	• Creates shared responsibility for retirement through matching contributions.

	Perquisites • Non-cash benefits such as flight benefits and health insurance	• Enhances retention and strengthens our relationships with our executives and generally aligns with perquisites provided to executives at similar positions within the airline industry.

Risk Mitigation Policies. Our board has approved the following compensation risk mitigation policies:

1.Minimum security ownership of management - to assure proper alignment of the interests of management and those of our stockholders, our board has established minimum stock ownership guidelines for our named executive officers in an amount equal to three times base salary for our chief executive officer and two times base salary for our other named executive officers.

2.Clawback policy - our amended Executive Compensation Clawback Policy applies to our executive officers. The policy provides that the Company will recover from executive officers erroneously awarded incentive-based compensation in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. This includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

In addition, under this policy, the Company has the discretion to require the return of incentive-based compensation from executives who commit certain misconduct. For these purposes, misconduct includes fraud or willful misconduct, intentional commission of a significant federal or state law violation, commission of a willful breach of a significant Company policy, including a significant violation of the Company's Code of Ethics, or embezzlement or misappropriation of Company funds or property, in each case, that materially affects the business, financial condition, profits, property or reputation of the Company.
3.Long-Term Incentive Plan - our 2022 long-term incentive plan includes the following risk mitigation provisions:

a.Minimum vesting requirements - equity grants must have a minimum one-year vesting requirement except that up to five percent of the shares available under the plan may be exempt from this requirement in the discretion of our board

b.Repricing of options is prohibited - we have never repriced any options or stock appreciation rights

c.Option and stock appreciation right pricing - the exercise price for options or stock appreciation rights will not be less than the closing price of our stock on the date of grant

d.Granting of performance-based awards - the holder will be entitled to pro-rated vesting on a change in control or vesting based on actual performance to the date of change in control unless the award agreement provides otherwise. Our compensation committee retains discretion as to acceleration of vesting of time-based awards.

e.Holding period for shares after vesting of shares for chief executive officer – Our chief executive officer will not be able to sell or otherwise transfer shares vesting within the 12-month period following vesting, subject to an exception after a termination of employment under certain circumstances.

f.Our 2022 long-term incentive plan generally precludes vesting of performance-based awards beyond pro-rata or actual performance in the event of a change in control.

4.Limit on Cash Severance Payments – Our compensation committee has established a policy under which cash severance payments would be limited to three times base salary and prior year cash bonus without stockholder approval.

5.Timing of Equity Grants – Equity grants to management are typically approved at or around quarterly board meetings which precede quarterly earnings releases. The equity grants are not priced until at least two days after the earnings release. In any event, the compensation committee will not price any equity grant in advance of the disclosure of any material non-public information.

Other Compensation. Our officers participate in employee benefits generally available to our full-time employees. We have no current plans to make changes to the levels of benefits and perquisites provided for our named executive officers.

401(k) Plan. We maintain a 401(k) retirement plan that qualifies as a defined contribution plan under Internal Revenue Code section 401(a) and includes a cash or deferred arrangement that qualifies under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of our eligible employees and their beneficiaries. We make matching contributions for active participants equal to 100 percent of their permitted contributions, up to a maximum of three percent of the participant's annual salary plus 50 percent of their contributions between three percent and five percent of their annual salary.

Enhanced matching contributions apply to our pilots and flight attendants under our collective bargaining agreements. Eligible employees are immediately 100 percent vested in their individual contributions and “safe harbor” matching contributions.

Employee Stock Purchase Plan. The Allegiant Travel Company 2014 Employee Stock Purchase Plan or "ESPP" is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code. The purpose of the ESPP is to provide eligible employees of our Company with the opportunity to acquire an equity interest in the Company through participation in a payroll deduction-based employee stock purchase plan that is tax qualified under Code Section 423. Under the ESPP, our employees have an opportunity to acquire our common stock at a specified discount (currently a 15 percent discount) from the fair market value as permitted by Code Section 423. Our compensation committee views the implementation of the ESPP as a positive for stockholders, as it more closely aligns the interests of our employees with the interests of our stockholders.

Compensation Risk. Our compensation committee has determined that our compensation programs do not pose significant risk to our Company as management’s interests are aligned with those of our stockholders. All employees are eligible to participate in the cash bonus program such that employees in any group or function are not included to the exclusion of employees in any other group or function. Further, the cash bonus pool depends on airline profitability such that rewards are based on the common goal of profitability. While the cash bonus program encourages short-term profitability, equity-based grants to management employees under the long-term incentive plan with a three-year vesting schedule encourage long-term success, further reducing compensation risk. Our 2025 executive compensation will further align management's interests with those of our stockholders as short-term incentive bonuses will be metric based and half of the target long-term incentives (stock grants) will be performance based.

Determination of Equity-Based Award Grant Dates. The compensation committee has the discretion to determine the timing and amount of any equity-based awards. Almost all of the awards in recent years have been in the form of restricted stock. Restricted stock grants are typically denominated in dollar value and are priced based on current market value at least two days after award. Restricted stock grants are not issued in advance of disclosure of material non-public information.

Current Frequency of Stockholder Advisory Votes on the Compensation of Our Named Executive Officers. Our board of directors has determined to include a stockholder advisory vote on the compensation of our named executive officers in our proxy materials every year. An annual vote was established in response to the outcome of the “say on pay frequency” advisory vote at the 2017 stockholders’ meeting and has continued annually since then. A say-on-pay frequency vote was held at our 2023 stockholders’ meeting at which approximately 72 percent of our stockholders voting on the issue voted in favor of annual votes.

An advisory vote on "say on pay" for our named executive officers will occur at every annual meeting of stockholders. A "say on pay frequency" vote is next scheduled for our 2029 annual stockholders' meeting.

Compensation of Named Executive Officers and Other Information

The following table shows the cash compensation paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2022 through 2024 to our named executive officers. The table does not include a column for change in pension value or non-qualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

SUMMARY COMPENSATION TABLE

Name and Principal Position During 2024	Year	Salary	Bonus (1)	Stock Awards (2)		Option Awards (3)		All Other Compensation (4)	Total
Maurice J. Gallagher, Jr.(5)	2024	666,667	—	—		—		—	666,667
Executive Chairman,	2023	187,500	750,000	—		—		—	937,500
Chief Executive Officer	2022	—	3,000,000	—		—		—	3,000,000

Gregory C. Anderson	2024	400,000	200,000	1,073,930	(6)	59,300	(7)	23,000	1,756,230
President,	2023	65,000	3,872	8,530,500	(6)	17,220	(7)	7,150	8,623,742
Chief Executive Officer	2022	260,000	—	1,974,906		—		10,400	2,245,306

Robert J. Neal (8)	2024	240,000	350,000	549,970	(9)	—		23,000	1,162,970
Senior Vice President,	2023	235,000	600,000	963,634		—		13,200	1,811,834
Chief Financial Officer

Drew A. Wells (10)	2024	240,000	350,000	549,970	(9)	—		23,000	1,162,970
Senior Vice President,	2023	235,000	608,630	963,634		—		13,200	1,820,464
Chief Commercial Officer

Micah J. Richins(11)	2024	300,001	300,000	537,970	(9)	—		12,000	1,149,971
President,
Sunseeker Resorts

Keny F. Wilper(12)	2024	240,000	175,000	500,035	(9)	—		16,400	931,435
Senior Vice President,	2023	230,000	608,332	788,668		—		6,700	1,633,700
Chief Operating Officer

(1)Cash bonuses under our discretionary incentive bonus plan are reported in the year to which they relate, and are paid no later than the end of the first quarter of the following year.
(2)The dollar amounts in this column represent the grant date fair value of restricted stock awards and phantom stock awards granted, as calculated in accordance with stock-based compensation accounting standards. The fair value of each of these awards is based on the closing share price of our stock on the grant date. In most cases, the restricted stock vests over a period of three years.
(3)In accordance with SEC rules, the dollar amounts in this column represent the grant date fair value of options granted, as calculated in accordance with stock-based accounting standards.
(4)All Other Compensation consists of our matching contributions under the 401(k) plan for all officers participating in the plan. No amount is included in this column for the value of perquisites and personal benefits, including flight benefits, as these benefits did not exceed $10,000 for any executive officer.
(5)During 2023, Mr. Gallagher served as executive chairman until September 26, 2023, when he resumed the role of chief executive officer. He stepped down from his role of chief executive officer on September 1, 2024 and served as executive chairman from September 2024 until April 2025.
(6)Mr. Anderson entered into a new employment agreement in August 2022 under which he was to continue to serve as an executive officer of the Company through the end of 2026. Under this agreement, a multi-year grant of restricted stock was issued to him in April 2023 and January 2024 as compensation for the remaining term of the employment agreement. The full grant date value is reflected in the summary compensation table for 2023 and 2024 in accordance with SEC rules but is to be earned over the remaining term of this employment agreement.
(7)These stock options all expired unexercised as the options were never in the money or were cancelled through a revised employment agreement.
(8)Compensation prior to 2023 is not shown for Mr. Neal as he did not serve as an executive officer during that period.
(9)25 percent of these stock grants are in the form of phantom stock with vesting over three years. These grants will be settled in cash on each vesting date.
(10)Compensation prior to 2023 is not shown for Mr. Wells as he did not serve as an executive officer during that period.
(11)Compensation prior to 2024 is not shown for Mr. Richins as he was not considered to be an executive officer during that period.
(12)Compensation prior to 2023 is not shown for Mr. Wilper as he did not serve as an executive officer during that period.

Grants of Plan-Based Awards

The following table describes grants of plan-based awards to our named executive officers during 2024:

Name	Grant Date	Stock awards: number of shares of stock (#)		Option awards: number of securities underlying options (#)		Exercise price of Option awards ($/sh)	Grant date fair value of stock and option awards ($)(1)
Maurice Gallagher Jr.	—	—
Gregory Anderson	1/1/2024	13,000					1,073,930
	1/1/2024			7,000	(3)	210.00	5,740
	1/1/2024			8,000	(3)	255.00	18,640
	1/1/2024			9,000	(3)	295.00	34,920
Robert Neal	9/23/2024	8,938					412,489
	9/23/2024	2,979	(2)				137,481
Drew Wells	9/23/2024	8,938					412,489
	9/23/2024	2,979	(2)				137,481
Micah Richins	2/10/2024	2,243					174,954
	9/23/2024	8,743					403,489
	9/23/2024	2,914	(2)				134,481
Keny Wilper	9/23/2024	8,126					375,015
	9/23/2024	2,709	(2)				125,020

(1)Determined as set forth in Note 12 to our consolidated financial statements for the year ended December 31, 2024. Although the table above indicates the full grant date value of the awards, the restricted stock awards and phantom stock awards granted vest over a three-year period.
(2)During 2024, the Company granted phantom stock awards. The value of one phantom stock award is equal to the value of one share of the Company's common stock, and each grant is subject to a three-year graded vesting schedule. The awards are settled in cash at vesting, with compensation costs recognized over the vesting period and adjusted to market value at the end of each period end.
(3)Grants of stock options on January 1, 2024. Each tranche is only exercisable during the specific calendar year to which it relates. The options with a $210.00 price were only exercisable during 2024, $255.00 exercise price only during 2025, and $295.00 exercise price only during 2026. All options either expired unexercised or were cancelled when Mr. Anderson's employment agreement was amended.

Outstanding Equity Awards at Year End

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of stock not vested (#)		Market value of shares of stock not vested ($) (1)
Maurice J. Gallagher, Jr.				—		—

Gregory C. Anderson				5,604	(2)	527,448
				45,198	(3)	4,254,036
				13,000	(4)	1,223,560

Robert J. Neal				1,655	(5)	155,769
				1,469	(6)	138,262
				2,134	(7)	200,852
				8,938	(8)	841,245
				2,979	(9)	280,383

Drew A. Wells				1,455	(5)	136,945
				1,469	(6)	138,262
				2,134	(7)	200,852
				8,938	(8)	841,245
				2,979	(9)	280,383

Micah Richins				1,756	(5)	165,275
				734	(6)	69,084
				1,920	(7)	180,710
				2,243	(10)	211,111
				8,743	(8)	822,891
				2,914	(9)	274,266

Keny Wilper				1,680	(5)	158,122
				1,469	(6)	138,262
				2,134	(7)	200,852
				8,126	(8)	764,819
				2,709	(9)	254,971
(1)Based on our closing stock price of $94.12 on December 31, 2024.
(2)Unvested restricted stock vesting on August 1, 2025.
(3)Unvested restricted stock of which 22,400 shares vest in 2025 and the remaining shares vesting thereafter until January 1, 2027.
(4)Unvested restricted stock of which 3,466 shares vest in 2025 and the remaining shares thereafter until January 1, 2027.
(5)Unvested restricted stock vesting on October 20, 2025.
(6)Unvested restricted stock vesting one-half each on April 3, 2025 and 2026.
(7)Unvested restricted stock vesting one-half on each of August 4, 2025, and 2026.
(8)Unvested restricted stock vesting one-third each on September 23, 2025, 2026, and 2027.
(9)Phantom stock vesting over a three-year graded vesting schedule.
(10)Unvested restricted stock vesting one-third each on February 10, 2025, 2026, and 2027.

Option/SAR Exercises and Stock Vested Table

The following table summarizes the number of option/SARs awards exercised and stock awards vested by our named executive officers in 2024 and the value realized on option/SARs exercise or stock award vesting:

	Option/SAR Awards (1)		Stock Awards
	Shares acquired on exercise (#)	Value realized on exercise ($)	Shares acquired on vesting (#)	Value realized on vesting ($)
Maurice J. Gallagher, Jr.			2,755	$221,364	(2)

Gregory C. Anderson			35,869	$2,363,767	(3)
			9,045	$450,712	(4)
			12,933	$729,551	(5)

Robert J. Neal			178	$14,402	(6)
			5,141	$338,792	(3)
			1,066	$46,542	(7)
			618	$34,861	(5)
			1,655	$108,684	(8)

Drew A. Wells			178	$14,402	(6)
			5,141	$338,792	(3)
			1,066	$46,542	(7)
			494	$27,867	(5)
			1,454	$95,484	(8)

Micah J. Richins			367	$24,185	(3)
			960	$41,914	(7)
			494	$27,867	(5)
			1,755	$115,251	(8)

Keny F. Wilper			3,213	$211,737	(3)
			1,066	$46,542	(7)
			782	$44,113	(5)
			1,680	$110,326	(8)

(1)No options were exercised during 2024.
(2)Based on our closing stock price of $80.35 on January 29, 2024.
(3)Based on our closing stock price of $65.90 on April 3, 2024.
(4)Based on our closing stock price of $49.83 on August 1, 2024.
(5)Based on our closing stock price of $56.41 on October 1, 2024.
(6)Based on our closing stock price of $80.91 on January 26, 2024.
(7)Based on our closing stock price of $43.66 on August 2, 2024.
(8)Based on our closing stock price of $65.67 on October 18, 2024.

Employee Benefit Plans

Long-Term Incentive Plan

Our Long-Term Incentive Plan (the “2022 Plan”) was adopted by our board of directors and approved by the stockholders in 2022.

The individuals eligible to participate in our 2022 Plan include our officers and other employees, our non-employee board members and any consultants we engage.

Our 2022 Plan is administered by the compensation committee. This committee determines which eligible individuals are to receive stock-based awards, the time or times when such stock-based awards are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, and the terms and conditions of each award including, without limitation, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding, provided that no option term may exceed ten years measured from the date of grant.

Vesting of any option grant is contingent on continued service with us. Upon the cessation of an optionee’s service, any unvested options will terminate and will be forfeited. Any vested, but unexercised options (i) may be terminated immediately if the optionee is terminated for misconduct, or (ii) if the cessation of service is other than for misconduct, will remain exercisable for such period of time as determined by the compensation committee at the time of grant and set forth in the documents evidencing the option. The compensation committee has the discretion, however, at any time while the option remains outstanding to (i) extend the period of time that the option may be exercisable following the cessation of an optionee’s service (but not beyond the term of the option) and (ii) permit the optionee to exercise options following a cessation of service that were not vested at the time of the cessation of service.

The exercise price for the shares of the common stock subject to option grants made under our 2022 Plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

Some of the terms of the 2022 Plan intended to protect and promote the interests of our stockholders are described in Proposal No. 3 in this proxy statement.

Potential Payments upon Termination of Employment and Change in Control

Under the employment agreement entered into with Gregory Anderson in August 2022, amended in September 2024, and in effect on December 31, 2024, Mr. Anderson will receive accelerated vesting of all outstanding equity grants that would have otherwise vested within the next three years and will also receive fringe benefits for the balance of the contract term in the event of a termination without cause or resignation with good reason (as those terms are defined in his employment agreement). Accelerated vesting of stock grants will also occur to the same extent upon death or disability. If such a termination or resignation had occurred on December 31, 2024, Mr. Anderson would have realized approximately $6.0 million from an acceleration of vesting (through the assumed December 31, 2024 termination date) of his theretofore unvested restricted stock, based on the $94.12 closing stock price on that date. In addition, he would have continued to receive fringe benefits through the end of 2026. Under his employment agreement, Mr. Anderson has agreed to a noncompete and a nonsolicitation of employees during his employment and for one year thereafter and a nondisclosure of confidential information during his employment and for a period of five years thereafter.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for, among other things, reviewing and approving salary, bonus and other compensation for our named executive officers, and setting the overall compensation principles that guide the committee’s decision-making. The compensation committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this report and discussed it with management. Based on the review and discussions with management, the compensation committee recommended to our board of directors that the CD&A be included in this report.

COMPENSATION COMMITTEE
Montie Brewer	M. Ponder Harrison	Charles W. Pollard

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CEO PAY RATIO

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the rules of the SEC, the Company is providing the following information about the relationship of the median of the annual total compensation of all employees of the Company and the annual total compensation of the Company’s CEO.

For 2024, the Company’s last completed fiscal year:

•The median of the annual total compensation of all employees of the Company (other than the CEO) was $53,876;
•The total compensation of the Company’s CEO, serving as such on December 31, 2024, was $1,756,230; and
•Based on this information, for 2024, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was 32.6 to 1.

To identify the median of the annual total compensation of all employees of the Company, as well as to determine the annual total compensation of the Company’s median employee and its CEO, the Company took the following steps:

•The Company determined that, as of December 31, 2024, its employee population, for purposes of determining the median employee under the SEC rules, consisted of approximately 6,891 individuals, whether employed on a full-time, part-time, or temporary basis.
•The Company used a consistently applied compensation measure to identify its median employee by comparing the amount of compensation reflected in its payroll records, as reported to the Internal Revenue Service (“IRS”) on Form W-2 for 2024.
•The Company identified its median employee by consistently applying this compensation measure to all of its employees included in its analysis. The Company did not make any cost of living adjustments in identifying the median employee. The Company annualized the compensation for its permanent employees who were not employed for all of 2024.
•After the Company identified its median employee, it combined all of the elements of such employee’s compensation for the 2024 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $53,876.

PAY VS. PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between the total compensation of our principal executive officer (PEO) and our other named executive officers (referred to as Non-PEO NEOs) and our financial performance for the fiscal years shown in the table. For further information on our compensation philosophy, refer to the Compensation Discussion and Analysis section of this proxy statement.
Pay vs. Performance Table

Fiscal year	Summary Compensation Table (1) (2)			Compensation Actually Paid (1)(3)		Average Summary Compensation Total for non-PEO NEOs (1)(4)		Average Compensation Actually Paid to Non-PEO NEOs (1)(5)	Value of $100 Investment from 12/31/2019 Based on:		Net Income (loss)($) in millions (8)	Company-Selected Measure (Airline-Only Operating Margin) (9)
	Total for PEO 1	Total for PEO 2		Total for PEO 1	Total for PEO 2				TSR (6)	Peer Group TSR (7)
2024	$666,667	$1,756,230		$660,441	$1,529,967	$1,101,837		$1,564,009	$55.77	$61.00	$(240.2)	5.8%
2023	937,500	8,908,655	(10)	1,105,727	744,733	6,220,161	(11)	4,493,785	48.33	61.60	117.6	10.0%
2022	3,000,000	8,549,951		1,753,012	5,956,018	1,785,209		185,247	39.21	48.03	2.5	6.0%
2021	—			(49,645)		1,753,287		1,706,998	107.87	74.24	151.9	15.9%
2020	1,516,280			1,224,247		2,253,044		1,739,282	109.14	75.55	(184.1)	(13.7)%
(1) PEOs and NEOs included in these columns reflect the following:

Year	PEO 1	PEO 2	Non-PEO NEOs
2024	Maurice J. Gallagher, Jr.	Gregory C. Anderson	Robert J. Neal, Micah J. Richins, Drew A. Wells, Keny F. Wilper
2023	Maurice J. Gallagher, Jr.	John T. Redmond	Gregory C. Anderson, Robert P. Wilson III, Scott DeAngelo, Robert J. Neal
2022	Maurice J. Gallagher, Jr.	John T. Redmond	Scott D. Sheldon, Gregory C. Anderson, Robert P. Wilson III, Scott DeAngelo
2021	Maurice J. Gallagher, Jr.		Scott D. Sheldon, Gregory C. Anderson, Robert P. Wilson III, Scott DeAngelo
2020	Maurice J. Gallagher, Jr.		John T. Redmond, Scott D. Sheldon, Gregory C. Anderson, Robert P. Wilson III
(2)Amounts reflect the total compensation for our PEOs, as reported in the Summary Compensation Table (SCT) for the applicable fiscal year.
(3)Amounts reflect the “compensation actually paid” (CAP) to our PEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), certain adjustments (as shown in the table below) were made to each PEO’s total compensation reported in the Summary Compensation Table for each year to determine the compensation actually paid to each PEO for purposes of this disclosure.
(4)Amounts reflect the average compensation for our Non-PEO NEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(5)Amounts reflect the average CAP to our Non-PEO NEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), certain adjustments (as shown in the table below) were made to the Non-PEO NEO's average total compensation reported in the Summary Compensation Table for each year to determine the average compensation actually paid to Non-PEOs for purposes of this disclosure.
(6)"Total shareholder return" (TSR) amounts in this column assume the investment of $100 on December 31, 2019 in Allegiant Travel Company's common shares traded on the Nasdaq Stock Exchange and the reinvestment of all dividends since that date.
(7)The amounts in this column assume the investment of $100 on December 31, 2019 in the NYSE Airline Index and the reinvestment of all dividends since that date.
(8)Amounts reflect Allegiant Travel Company's net income (loss) as reported in our audited financial statements for the applicable year.
(9)Amounts reflect Allegiant Travel Company’s airline-only operating margin for each fiscal year. In Allegiant Travel Company's assessment, airline-only operating margin represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the NEOs to Company performance for the most recently completed fiscal year. Airline-only operating margin is calculated by dividing airline operating income by airline operating revenue (with operating revenue and operating income calculated without regard to any non-airline revenue or expenses).
(10)This number reflects a stock grant to PEO 2 that was to be earned over the remaining term of his employment agreement from April 2023 until December 2025, but with his resignation in September 2023, PEO 2 forfeited all but

$1.1 million of the grant date fair value of this stock grant (which had a fair value of approximately $955,000 at the date of vesting).
(11)This figure includes the full value (as of the date of grant) of multi-year grants to each of Messrs. Anderson, DeAngelo and Wilson in April 2023, which were intended to be their entire compensation for the remaining three-year, nine-month term of their employment agreements other than a possible cash bonus tied to stretch stock price targets substantially higher than prevailing stock prices when the agreements were signed and also stock options with even higher stock prices than those stock price targets. The full grant date value is included in 2023 in accordance with SEC rules but was to be earned over the remaining term of these employment agreements.

The following amounts were deducted from / added to SCT total compensation in accordance with the SEC-mandated adjustments to calculate CAP to our PEO and average CAP to our non-PEO named executive officers. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. The table below does not include a row for change in pension value or non-qualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed. Refer to the Company's 2024 Proxy Statement filed with the SEC on April 29, 2024 and the Company's 2023 Proxy Statement filed with the SEC on April 28, 2023 for adjustments used to arrive at compensation actually paid for the years ended December 31, 2020 through 2023.

	PEO 1	PEO 2	Non-PEO NEO Average
	2024	2024	2024
Summary Compensation Table	$666,667	$1,756,230	$1,101,837
Less: Fair value of equity awards granted during the year from the Summary Compensation Table	—	(1,073,930)	(534,486)
Add (subtract) Equity Award Adjustments:
Fair value at year end of equity awards granted during the year and that are outstanding and unvested at year end	—	1,223,560	545,025
Change in fair value of equity awards from value at prior year end for grants made in prior years that remain unvested at the end of the year	—	734,361	622,180
Fair value at vesting date of equity awards granted in fiscal year that vested in fiscal year	—	—	—
Change in fair value from value at prior year end to the vesting date of equity awards granted in prior years that vested during the year	(6,226)	(1,234,711)	(183,229)
Equity awards granted in prior years that were forfeited during the year	—	—	—
Dividends or other earnings paid on equity awards during the year	—	124,457	12,682
Compensation Actually Paid	$660,441	$1,529,967	$1,564,009

The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Company’s and Peer Group’s TSR during the period from 2020 to 2024.
The charts below illustrate the relationship between the PEO and Non-PEO CAP amounts and the Company’s Net Income and Airline-Only Operating Margin during the period from 2020 to 2024.
*In 2023, the Avg. CAP Non PEO NEOs reflects the full value of multi-year stock grants to three of our named executive officers, but that compensation was to be be earned over the three-year, nine-month remaining term of their employment agreements from April 2023 through the end of 2026.

CAP (millions) vs. Airline-Only Operating Margin
(13.7)%
15.9%
6.0%
10.0%
5.8%
$1.2
$1.7
$1.7
$1.8
$6.0
$0.2
$1.1
$0.7
$4.5
$0.7
$1.5
$1.6
2020
2021
2022
2023
2024
CAP PEO 1
CAP PEO 2
Avg. CAP Non PEO NEOs*
Airline-Only Operating Margin

*See footnote on prior page.

The foregoing Pay vs. Performance section shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Tabular List of Most Important Performance Measures

In determining compensation generally and to gauge Company performance, we consider the following to be the most important performance metrics.

Most Important Performance Measures

•Operating margin - airline only
•Stock price
•Controllable completion

RELATED PARTY TRANSACTIONS

For the year ended December 31, 2024 and since January 1, 2025, we have not been a party to any transaction in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than five percent of our capital stock or any member of their immediate families had a direct or indirect material interest.

All future transactions, including loans, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by our audit committee and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted in 2010, we are required to periodically include in our proxy statement and to present at the meeting a non-binding stockholder vote to approve the compensation of our named executive officers, as disclosed in this proxy statement.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. To that end, we are asking our stockholders to vote “FOR” the following resolution at the 2025 annual meeting of stockholders:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosures.

As provided by law, this vote will not be binding on our board of directors and may not be construed as overruling a decision by our board or create or imply any additional fiduciary duty on the board. The vote will not affect any compensation paid or awarded to any executive.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Vote Required

The resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the resolution. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Because your vote is advisory, it will not be binding upon us, the compensation committee or our board. However, our compensation committee and our board value the opinions of our stockholders and to the extent there is any significant vote against our compensation practices for our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation arrangements.

Our board of directors believes our compensation policies and procedures achieve our objectives and unanimously recommends that you vote FOR the approval of this resolution. Proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO ALLEGIANT TRAVEL COMPANY
2022 LONG-TERM INCENTIVE PLAN TO INCREASE NUMBER OF SHARES AVAILABLE

We are requesting our stockholders approve an amendment (the “Amendment”) to the Allegiant Travel Company 2022 Long-Term Incentive Plan (the "2022 LTIP" or the “Plan”) for the sole purpose of increasing the number of shares available for issuance under the 2022 LTIP. The 2022 LTIP is the only plan we maintain providing for the grant of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents or other forms of equity-based or equity-related awards.

We have provided equity-based compensation to officers, employees, directors and consultants under the 2022 LTIP. The 2022 LTIP provides for a maximum 2,000,000 shares to be issued under the Plan with a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, would be counted at two times its number for purposes of the Plan limit. As a result of the fungible ratio, the maximum number of shares of restricted stock was 1,000,000. We have not used all of this authority to date as there are still approximately 348,032 remaining shares available for issuance as of March 31, 2025. Our 2025 executive compensation program contemplates that we will grant additional shares of restricted stock to our executives, other officers, and director-level employees based on 2025 performance. The number of shares to be granted will be based on dollar amounts of long-term incentive compensation earned under the executive compensation plan and the per share stock price at the time of grant. As a result, we cannot currently estimate the number of shares of restricted stock that will be issued in 2025 under our executive compensation program. Based on the fungible ratio used in the 2022 LTIP, the remaining 348,032 shares currently available for issuance under the 2022 LTIP before the Amendment would permit the issuance of 174,016 shares of restricted stock assuming that is the only form of equity grant we use.

Our board approved the Amendment to increase the number of shares available for issuance under the 2022 LTIP to enable us to continue to offer meaningful equity-based incentives to key employees and others eligible to receive grants under the Plan. We are seeking stockholder approval for the Amendment to the 2022 LTIP Plan to increase the number of shares of our common stock that may be issued under the 2022 LTIP by 1,000,0000 shares - meaning an increase of 500,000 shares of restricted stock under the fungible formula.

Our board of directors believes the 2022 LTIP has contributed significantly to our success by enabling us to attract and retain the services of highly qualified officers, employees, directors and consultants. Because our success is largely dependent upon the interest and committed efforts of these individuals, we want to continue to provide equity-based incentive awards to recruit, motivate and retain these individuals. As a result, on April 29, 2025, our board of directors adopted the Amendment subject to stockholder approval. The Amendment will become effective on the date our stockholders approve it at the annual meeting.

The 2022 LTIP is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining officers, employees, directors and consultants. To achieve this purpose, the 2022 LTIP allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents or other forms of equity-based or equity-related awards permitted by the Plan to eligible individuals.

We heavily rely on grants of restricted stock in our compensation packages for our executives, other officers and director-level employees. Generally speaking, restricted stock grants represented more than one third of the total compensation for our NEO's in 2024, approximately 20% of the total compensation for our other non-NEO officers, and more than 15% for our director level employees. If the share authorization under the 2022 LTIP were to be depleted, we would need to rely solely on cash compensation which would impact our operating cash flows and which would reduce the cash resources available to meet our capital needs, including our aircraft purchase commitments on which we will rely to expand our fleet and replace aircraft designated for retirement. In addition, we would lose the long-term incentive the stock awards provide.

We also believe that we would be at a significant competitive disadvantage for recruiting, retaining and motivating those individuals who are critical to our success as the lack of being able to provide equity incentives would limit our ability to provide competitive compensation packages and thus our ability to attract, retain and reward the caliber of employees and board members we seek to achieve superior performance.

Since the adoption of the 2022 LTIP, we have issued 1,156,672 shares of restricted stock, of which 330,688 shares have been forfeited or cancelled, and stock options for an aggregate of 140,000 shares. All of the stock options have been forfeited, cancelled or expired unexercised. On the basis that restricted stock is our equity grant of choice, the following table indicates how we have used the 2022 LTIP since its inception:

Restricted Stock Under 2022 LTIP

Category	Shares*
A) Total # of shares of restricted stock authorized under the 2022 LTIP		1,000,000
B) Number of shares of restricted stock that were committed to be issued to NEOs (and were issued) as disclosed in our 2022 proxy statement:
CEO	(98,167)
Other NEOs	(80,881)
TOTAL		(179,048)
C) Number of shares in Row B which have been forfeited:
CEO	85,500
Other NEOs	10,102
TOTAL		95,602
D) Additional shares of restricted stock issued to our NEOs under 2022 LTIP in 2022 – 2024:
CEO	(26,333)
Other NEOs	(320,915)
TOTAL		(347,248)
E) Number of shares in Row D which have been forfeited
CEO	—
Other NEOs	119,911
TOTAL		119,911
F) Number of shares of restricted stock under the 2022 LTIP that have been issued to other employees (157 persons)		(630,376)
G) Number of shares in Row F which have been forfeited		115,175
H) Total remaining number of shares of restricted stock that may be issued under the 2022 LTIP as of March 31, 2025		174,016

*The number of shares in this table are calculated under the fungible ratio and on the assumption that only shares of restricted stock will be issued

The shares of restricted stock granted in the table above were issued at an weighted average stock price of $83.42 per share. During the four months prior to our 2022 LTIP being approved by our board in April 2022, our closing stock price ranged between $133.63 and $193.17 per share and was $164.33 per share on the date the 2022 LTIP was approved. Since the date the 2022 LTIP was adopted by our board, our stock price declined significantly as the NYSE ARCA Airline Index dropped by as much as 30 percent (calculated as of similar dates to when restricted stock was granted under our 2022 LTIP) and, in addition, we faced challenges attributable to Boeing delivery delays, which resulted in significantly increased salaries, wages, benefits and other overhead as we prepared to fly the Boeing 737 MAX aircraft well in advance of the delayed delivery dates. As a result of the decline in stock price, we were required to issue more than 300,000 additional shares of restricted stock to provide the same dollar value compensation implicit in these stock grants, when compared to the number of shares that would have been issued at the stock price when the 2022 LTIP was adopted by our board. We would not have needed to seek approval of the Amendment at this time had our stock price remained close to our stock price trading range as of the time the 2022 LTIP was approved by our board.

Some of the terms of the 2022 LTIP intended to protect and promote the interests of the Company’s stockholders are:

Limit on total shares available for future awards – If the Amendment is approved, the maximum number of new shares of common stock that would be available for awards under the 2022 LTIP will be 1,348,032 shares less any grants between April 1, 2025 and the date of the stockholder approval of the Amendment. As a result of the fungible ratio described below, a fewer number of shares will be available for issuance under the 2022 LTIP as we continue to use restricted stock. Stock appreciation rights which may only be settled in cash will not count against this limit.

Fungible Ratio - The 2022 LTIP applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at two times its number for purposes of the Plan limit. As a result, only a maximum of 674,016 shares of restricted stock may be issued under the 2022 LTIP if the Amendment is approved. If a combination of restricted stock grants and stock options (or stock-settled stock appreciation rights) is used, the maximum number would be between 674,016 and 1,348,032 shares.

Certain shares not available for future awards - Any shares used by a participant to pay the exercise price or required tax withholding for an award will not be available for future awards under the 2022 LTIP. The full number of stock-settled stock appreciation rights will be counted against the Plan limit even if a fewer number of shares are delivered upon exercise.

No discounted options or stock appreciation rights - All stock options and stock appreciation rights must be granted with an exercise price or grant price of not less than the fair market value of the common stock on the grant date. As a result, the 2022 LTIP prohibits discounted options or stock appreciation rights. This is consistent with our prior grant practice.

Prohibition on repricing - The 2022 LTIP prohibits the repricing of stock options and stock appreciation rights (and other actions that have the effect of repricing). We have never repriced any stock options or stock appreciation rights.

Plan administration - The compensation committee, comprised solely of non-employee directors who are each independent under the Nasdaq Stock Market listing standards, administers the 2022 LTIP.

Vesting acceleration for performance-based awards on a change in control - In the event of a change in control, the vesting of performance-based awards may not be accelerated except to the extent based on actual results through the date of change in control or on a pro rata basis to reflect the portion of the applicable performance period that has elapsed, unless the award agreement provides otherwise.

Minimum vesting period for awards - The 2022 LTIP provides that no awards will vest prior to one year after grant (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year) except that the grant agreements may provide for earlier vesting upon a participant’s termination of employment, death, disability or upon a change in control, subject to the above requirement for performance-based awards. The minimum vesting period need not apply for grants of up to five percent of the plan limit to the extent so designated by the compensation committee.

Holding period after vesting of grants to chief executive officer – The 2022 LTIP provides that the chief executive officer may not sell shares received under the 2022 LTIP until he has held those shares for at least 12 months after vesting. This restriction will not apply to shares withheld or sold to cover tax withholding requirements on the vesting of such shares or after death, disability, termination of employment without cause or resignation for good reason.

Clawback - The 2022 LTIP refers to our executive compensation recoupment policy and provides that awards are subject to the application of that policy and other requirements of law.

Limit on individual grant – The maximum number of shares that may be subject to options and/or other awards granted to any individual in any calendar year shall not exceed 100,000 shares.

Limits on transferability of awards – Unless the compensation committee determines otherwise on or after the date of grant, the 2022 LTIP does not permit options or other awards to be transferred to third parties for value or other consideration.

Description of the 2022 LTIP

The principal features of the 2022 LTIP as proposed to be amended are summarized below. Copies of the Amendment and the 2022 LTIP are included as Appendix A and Appendix B, respectively, to this Proxy Statement. We encourage you to read the entire 2022 LTIP and the proposed Amendment for a full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the 2022 LTIP, the provisions of the 2022 LTIP will govern.

Administration

The compensation committee has discretionary authority to operate, manage and administer the 2022 LTIP in accordance with its terms. The compensation committee determines the officers, employees, directors, and consultants who will be granted awards under the 2022 LTIP, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The compensation committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2022 LTIP. The compensation committee has the authority to interpret the 2022 LTIP and award agreements and to correct any defects, supply any omissions, and reconcile any inconsistencies in the 2022 LTIP or any award agreements. The compensation committee’s decisions and actions concerning the 2022 LTIP are final and conclusive. Within the limitations of the 2022 LTIP and applicable law, the compensation committee may delegate its responsibilities under the 2022 LTIP to sub-committees or persons selected by it, and the board of directors will be permitted to exercise all of the compensation committee’s powers under the 2022 LTIP.

The compensation committee is comprised of at least two members of the board of directors, each of whom is selected by the board of directors, and who satisfy independence criteria established by the board of directors and additional regulatory requirements, including the listing standards of the Nasdaq Stock Exchange. Currently, the members of the compensation committee are Montie Brewer, Ponder Harrison and Charles Pollard, each of whom is a non-employee director of the Company and each is independent under the Nasdaq Stock Market listing standards.

Shares Subject to the 2022 LTIP

If the Amendment is approved, a total of 1,348,032 shares of our common stock will be available for issuance under the 2022 LTIP reduced by any grants between April 1, 2025 and the date of the stockholder approval of the Amendment. As indicated above, full-value awards such as restricted stock and restricted stock units count as two shares each. The number of shares available under the 2022 LTIP is subject to adjustment for certain changes in our capital structure, as described below under “Adjustment Provisions.” The shares of common stock that may be issued under the 2022 LTIP will be authorized and unissued shares, shares held in treasury by the Company, shares purchased on the open market or by private purchase or any combination of the foregoing. Shares underlying awards that are forfeited, cancelled, expire unexercised or settled for cash would be available for future awards under the 2022 LTIP. Any shares used to pay the option price of an option or other purchase price of an award are not available for future awards. If shares subject to an award are not delivered to a participant because the shares are withheld to pay the option price, purchase price or tax withholding obligations of the award, or a payment upon the exercise of a stock appreciation right is made in shares, the number of shares that are not delivered to the participant are not available for future awards.

On April 1, 2025, the closing price of our common stock on the Nasdaq Global Select Market was $50.85.

Participation

The compensation committee may grant awards under the 2022 LTIP to officers, employees, non-employee directors and consultants of ours, including joint ventures, partnerships or business organizations in which we have an equity interest. However, only employees of the Company or its subsidiaries will be eligible to receive “incentive stock options” under the 2022 LTIP.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2022 LTIP. Stock options granted under the 2022 LTIP will be either “incentive stock options,” which may be eligible for special tax treatment under the Internal Revenue Code, or “non-qualified stock options,” as determined by the compensation committee and stated in the option agreement. The number of shares covered by each option will be determined by the compensation committee. The exercise price of each option is set by the compensation committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of the Company, 110% of that fair market value). The fair market value of our common stock generally means the closing price of the common stock on the Nasdaq Stock Exchange on the option grant date. The exercise price of any stock options granted under the 2022 LTIP may be paid by check, or, with the compensation committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law, by net share settlement or similar procedure or by other means as the compensation committee, in its discretion, may authorize.

Options will become exercisable and expire at the times and on the terms established by the compensation committee. In no event may an option, whether or not an incentive stock option, be exercised later than the tenth anniversary of the grant date. Options generally terminate when the holder’s employment or service with us terminates. However, the compensation committee may determine in its discretion that an option may be exercised following the holder’s termination, whether or not the option is exercisable at the time of such termination. In no event may an option be exercised after the original term of the option as set forth in the award agreement. If a participant is terminated for misconduct (generally defined as fraud, embezzlement, dishonesty or unauthorized use of confidential information which materially affects the Company), any awards held by the participant may be forfeited as determined by the compensation committee.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the 2022 LTIP alone or contemporaneously with stock options granted under the Plan. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. Payment of the amount due upon the exercise of a cash-settled SAR or a SAR for which the participant elects to receive cash on exercise will be made in cash. Payment of the amount due upon exercise of a stock-settled SAR or a SAR for which the participant elects to receive stock on exercise will be made in shares having a fair market value, as of the date of the exercise, equal to such amount. SARs will become exercisable and expire at the times and on the terms established by the compensation committee. In no event may a stock appreciation right be exercised later than the tenth anniversary of the grant date. However, a SAR granted with an option will be exercisable and terminate when the related option is exercisable and terminates, and such related option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, such a SAR will not be exercisable to the extent that the related option is exercised. The number of shares covered by each SAR will be determined by the compensation committee.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the compensation committee. Until the applicable restrictions lapse (referred to as the period of restriction), shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests upon expiration of the period of restriction, the participant is entitled to receive a share of our common stock. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service or satisfaction of performance goals or other conditions established by the compensation committee. Generally, an award of restricted stock or restricted stock units may not vest earlier than one year from the date of grant, except that the grant agreement may provide that an award may vest earlier in cases of death or disability, termination of employment or on a change in control, as provided in the 2022 LTIP. A recipient of restricted stock will have the rights of a stockholder during the period of restriction, including the right to receive any dividends, unless the compensation committee provides otherwise in the grant. A recipient of restricted stock units will have the rights of a stockholder only as to shares that are actually issued to the participant upon expiration of the period of restriction, and not as to shares subject to the restricted stock units that are not actually issued to the participant. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the compensation committee. Upon termination of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant’s grant agreement provides otherwise.

Other Equity-Based or Equity-Related Awards

The compensation committee may grant to participants other equity-based or equity-related awards under the 2022 LTIP, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any other equity-based or equity-related awards will be determined by the compensation committee. The number of shares of our common stock related to an other equity-based or equity-related award will be determined by the compensation committee. Other equity-based or equity-related awards may be paid in shares of our common stock. The terms and conditions, including vesting conditions, of an other equity-based or equity-related award will be established by the compensation committee when the award is made. The compensation committee will determine the effect of a termination of employment or service on a participant’s other equity-based or equity-related awards.

Dividend Equivalents

The compensation committee may provide for the payment of dividend equivalents with respect to shares of our common stock subject to an award, such as restricted stock units, that have not actually been issued under that award. Dividend equivalents may be paid on a current or deferred basis, in cash or additional shares of our common stock and subject to such limitations and restrictions as the compensation committee may determine.

Performance Compensation Awards

Options, restricted stock awards, restricted stock units and other equity-based or equity-related awards subject to performance conditions (referred to in this summary as performance compensation awards) will be conditioned on the achievement by the Company, one or more operating divisions or subsidiaries, or any combination of the foregoing, of objectively determinable performance goals, based on one or more of the performance measures listed below, over a specified performance period: net income, total revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, growth rates, operating income growth, return on assets, total stockholder return, share price, return on equity, operating earnings, cost per available seat mile, cost per available seat mile excluding fuel, diluted earnings per share, earnings per share growth, or similar financial measures, or a combination thereof as selected by the compensation committee, and quantifiable non-financial goals.

After the end of the performance period, the compensation committee will determine and certify in writing the extent to which the performance goals have been achieved and the amount of the performance compensation award to be paid to the participant.
The compensation committee may, in its discretion, reduce or eliminate, but may not increase, the amount of a performance compensation award otherwise payable to a participant.

Transferability of Awards

Options, SARs, unvested restricted stock and other awards under the 2022 LTIP may not be sold or otherwise transferred except by will or the laws of descent and distribution or pursuant to a domestic relations order unless to certain permitted transferees authorized by the compensation committee in its discretion. The compensation committee may permit certain awards to be transferred for no consideration. Options and other awards under the 2022 LTIP may not be transferred to third parties for value or other consideration.

Change in Control

In the event of a change in control of the Company (as defined in the 2022 LTIP), the compensation committee will have full authority to determine the effect, if any, of a change in control on the vesting, exercisability, settlement, payment or lapse of restrictions on an award subject to the limitations described above with respect to accelerated vesting of performance-based awards which cannot be accelerated except to the extent based on actual results or time lapsed prior to the change in control.

Adjustment Provisions

In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other change to our capital structure, the maximum number of shares available under the plan, the number of outstanding awards and the exercise price and grant price of outstanding awards shall be equitably adjusted as determined by the compensation committee. In the discretion of the compensation committee, similar equitable adjustments may be made in the event of an extraordinary dividend, split-up, spin-off, combination, exchange of shares or similar corporate events.

Amendment and Termination

The board of directors may amend, alter, suspend or terminate the 2022 LTIP. However, no amendment, alteration, suspension or termination of the 2022 LTIP may materially impair the previously accrued rights of a participant under any previously granted award without the participant’s consent, except with respect to any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules. Additionally, no plan amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules.

Except in an adjustment described above under “Adjustment Provisions,” the 2022 LTIP prohibits the Company from: (i) amending the terms of any outstanding stock option or SAR to reduce its exercise price or grant price, (ii) canceling an outstanding stock option or SAR with an exercise price or grant price in excess of fair market value in exchange for cash, (iii) the granting of an option or SAR at a lower exercise price or grant price or the granting of a different type of award, or (iv) taking any other action as to an option or SAR that is considered a “repricing” under the rules of the Nasdaq Stock Exchange, or any other applicable securities exchange.

Duration of 2022 LTIP

The 2022 LTIP will continue in effect until all shares of our common stock available under the 2022 LTIP are delivered and all restrictions on those shares have lapsed, unless the 2022 LTIP is terminated earlier by the board of directors. No awards may be granted under the 2022 LTIP after April 30, 2032.

Non-United States Participants

The compensation committee may grant awards to, and establish modifications, amendments, procedures and sub-plans for, eligible individuals who reside outside the United States or are subject to non-United States legal or regulatory provisions, on terms and conditions different from those otherwise specified in the 2022 LTIP to foster and promote achievement of the plan’s purposes and comply with those non-United States legal or regulatory provisions.

Tax Withholding Obligations

The 2022 LTIP authorizes us to withhold all applicable taxes from any award or payment under the 2022 LTIP and to take other actions necessary or appropriate to satisfy those tax obligations. Subject to applicable law, a participant may elect to satisfy these tax obligations by electing to have the Company withhold shares otherwise deliverable under the award, based on the fair market value of those shares on the date withheld.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the 2022 LTIP. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation. If an award constitutes non-qualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.

The grant of options under the 2022 LTIP will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a non-qualified stock option or an incentive stock option.

The exercise of a non-qualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, subject to certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The grant of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

The grant of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

The grant of an other equity-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of an other equity-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above. If an other equity-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2022 LTIP in connection with a “change in control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

All of our employees and non-employee directors are theoretically eligible to receive grants under the 2022 LTIP if granted by the compensation committee, but our practice has been to grant awards only to managerial personnel. Although we had more than 7,300 employees as of April 1, 2025, there are currently approximately 103 employees and six non-employee directors holding outstanding equity awards.

The only commitments we have to issue stock awards under the 2022 LTIP relate to our 2025 executive compensation plan under which a certain dollar value of shares of restricted stock will be issued after the end of 2025 to certain NEO’s, other officers and director-level employees who remain in our employment until the stock is granted and an additional dollar value of shares of restricted stock will be issued based on satisfaction of certain performance-based metrics. As such, the total number of shares to be issued in connection with our 2025 executive compensation plan is not yet known.

The following table sets forth the number of shares of restricted stock and dollar value of such shares (at date of grant) which were granted under the 2022 LTIP during 2024 to our NEOs and various groups listed.

Allegiant Travel Company
2022 Long-term Incentive Plan
Stock Grants During 2024

Name and Position	Dollar Value(1)	Number of Units
Maurice J. Gallagher Jr.	$—	—
Chief Executive Officer, Executive Chairman

Gregory C. Anderson	$1,073,930	13,000
President,
Chief Executive Officer

Robert J. Neal	$412,489	8,938
Senior Vice President,
Chief Financial Officer

Drew A. Wells	$412,489	8,938
Senior Vice President,
Chief Commercial Officer

Micah J. Richins	$578,443	10,986
President,
Sunseeker Resorts

Keny F. Wilper	$375,015	8,126
Senior Vice President,
Chief Operating Officer

All executive officers as a group	$2,852,366	49,988

All directors (board members) as a group(2)	$—	—

All other employees as a group	$8,590,445	173,837

(1) Dollar value is determined based on our closing stock price on the date of grant.
(2) No stock grants were made to any non-employee members of our board during 2024.

It will be within the compensation committee’s discretion to determine which employees will receive awards under the 2022 LTIP and the types and amounts of those awards. As such, it is not possible at present to specify the benefits that would be received in the future under the 2022 LTIP by our employees if the Amendment to the 2022 LTIP is approved by the stockholders.

Interest of Executive Officers in Proposal

Our executive officers have an interest in this proposal by virtue of their eligibility for future awards under the 2022 LTIP. Non-employee directors are eligible for future grants under the 2022 LTIP, but existing independent board members are not expected to receive any future stock grant before 2027 since they each received a grant in 2022 which vests over a five-year period.

Vote Required

The Proposal will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the Proposal. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the Proposal to adopt the Amendment to the 2022 LTIP.

Our board of directors unanimously recommends a vote FOR the approval of the Amendment to the Allegiant Travel Company 2022 Long-Term Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected KPMG LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2025. At the meeting, our stockholders will be asked to ratify the selection of KPMG LLP as our independent registered public accountants for 2025. KPMG has served as our independent registered public accounting firm since 2016.

Although there is no requirement we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, our audit committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of KPMG LLP and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.
Representatives of KPMG LLP are expected to be available in person or by phone during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from stockholders.
Our board of directors recommends you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accountants.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed by KPMG LLP for the audit of our annual financial statements and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $2,671,000 for the year ended December 31, 2024 and $2,240,000 for the year ended December 31, 2023.

Audit-Related Fees

Fees billed by KPMG LLP for professional services that were reasonably related to the performance of the audits referred to above were $206,000 during 2024 and $448,000 in 2023.

Tax Fees

No such fees were billed by KPMG LLP in 2024 or 2023.

All Other Fees

No such fees were billed by KPMG LLP in 2024 or 2023.

All non-audit services require an engagement letter to be signed prior to commencing any permissible services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee requires pre-approval from our audit committee of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management. The audit committee has delegated pre-approval authority to its Chair. Under this delegation, the Chair must report any pre-approval decision to the audit committee at its next meeting following the pre-approval. No non-audit services were rendered that were not in compliance with this policy.

BOARD AUDIT COMMITTEE REPORT

The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment and compensation of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls, and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors. Our board of directors has determined that none of the members of the audit committee has a relationship with our Company that may interfere with the audit committee’s independence from our Company and management.

Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America, and discuss with the audit committee any issues they believe should be raised. Our independent auditors also issue an opinion as to the effectiveness of our internal control over financial reporting.

In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2024:

•The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
•The audit committee discussed with KPMG LLP, our independent auditors, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees) as amended.
•The audit committee received the written disclosures and the letter from KPMG LLP required by the applicable requirement of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by KPMG LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.
•Based on the audit committee’s review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Gary Ellmer	Linda A. Marvin	Charles W. Pollard

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER PROPOSALS

We currently expect to hold our 2026 annual meeting of stockholders in June and to mail proxy materials in May 2026. In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, Attention: Robert Goldberg, Secretary, not later than January 8, 2026.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us c/o Robert B. Goldberg, Esq., Senior Counsel, 1201 N. Town Center Dr., Las Vegas, Nevada 89144, or call Mr. Goldberg at (702) 830-8911. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,
Robert. B Goldberg,
Secretary

allegiant®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 25, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 25, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73305-P31809

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLEGIANT TRAVEL COMPANY

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Maurice J. Gallagher, Jr.	☐	☐	☐
1b. Gregory C. Anderson	☐	☐	☐
1c. Montie Brewer	☐	☐	☐
1d. Gary Ellmer	☐	☐	☐
1e. Ponder Harrison	☐	☐	☐
1f. Linda A. Marvin	☐	☐	☐
1g. Sandra Morgan	☐	☐	☐
1h. Charles W. Pollard	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approval of advisory resolution approving executive compensation.	☐	☐	☐
3. Approval of an amendment to the Allegiant Travel Company 2022 Long-Term Incentive Plan.	☐	☐	☐
4. Ratification of KPMG LLP as independent registered public accountants.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V73306-P31809

ALLEGIANT TRAVEL COMPANY
2025 Annual Stockholders Meeting
June 26, 2025 9:00 AM (local time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert B. Goldberg and Rebecca J. Aretos, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on April 29, 2025, at the Annual Meeting of Stockholders to be held on June 26, 2025 at 9:00 a.m. (local time) at the Company's headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

APPENDIX A

AMENDMENT TO THE
ALLEGIANT TRAVEL COMPANY
2022 LONG-TERM INCENTIVE PLAN

This AMENDMENT TO THE ALLEGIANT TRAVEL COMPANY 2022 LONG-TERM INCENTIVE PLAN (this “Amendment”) has been approved by the Board of Directors of Allegiant Travel Company, a Nevada corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Allegiant Travel Company 2022 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 15 of the Plan provides that the Board may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock that may be delivered pursuant to awards under the Plan by an additional one million (1,000,000) shares.

NOW, THEREFORE, in accordance with Section 15 of the Plan the Company hereby amends the Plan as follows:

1.The first sentence of Section 5(a) of the Plan is hereby amended to read as follows:

“Subject to Section 12 of the Plan, the maximum aggregate number of shares that may be issued for all purposes under the Plan from and after the date this Amendment is approved by the stockholders of the Company (the “Approval Date”) shall be 1,348,032 shares (an increase of 1,000,000 shares over the number remaining for issuance under the Plan as of March 31, 2025) reduced by any grants made by the Company under the Plan between April 1, 2025 and the Approval Date (the “Plan Limit”). “

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

AS APPROVED BY THE BOARD OF DIRECTORS OF ALLEGIANT TRAVEL COMPANY ON APRIL 29, 2025

APPENDIX B

ALLEGIANT TRAVEL COMPANY
2022 LONG-TERM INCENTIVE PLAN

1.PURPOSES OF THE PLAN: The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

2.DEFINITIONS AND RULES OF CONSTRUCTION:

(a)Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

"Award" means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

"Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant or alternatively, may be signed by electronic signature or other electronic indication of acceptance.

"Board" means the board of directors of the Company, as constituted from time to time.

"CEO" means the Chief Executive Officer of the Company.

"Change in Control" means: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (iii) any transaction as a result of which any person (other than anyone who was a five percent or more stockholder of the Company on the Effective Date) is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of clause (iii), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless such event also constitutes a "Change in Ownership", "Change in Effective Control" or "Change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.

"Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

"Committee" means the compensation committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Committee shall be construed to include actions by the Board.

"Common Stock" means the common stock of the Company, par value $0.001 per share, or such other class of share or other securities as may be applicable under Section 12(b) of the Plan.

"Company" means Allegiant Travel Company, a Nevada corporation, or any successor to all or substantially all of its business that adopts the Plan.

"Effective Date" means the date on which the Plan is approved by the stockholders of the Company.

"Eligible Individuals" means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Fair Market Value" means the market value of a share of Common Stock on a particular date determined as follows. In the event the Company's Common Stock is listed on an established stock exchange, Fair Market Value shall be deemed to be the closing price of the Company's Common Stock on such stock exchange on such date or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, the Fair Market Value shall be determined at such price for the next preceding day upon which a sale shall have occurred; provided, however, that for purposes of determining the amount of cash payable or stock issuable upon the exercise of a Stock Appreciation Right, Fair Market Value shall be the highest reported trading price on such day. In the event the Company's Common Stock is not listed upon an established system, but is quoted on the over-the-counter bulletin board or similar trading market (“OTC”), the Fair Market Value shall be deemed to be the closing sale price (if reported) or otherwise, the mean between the closing dealer "bid" and "asked" prices for the Company's Common Stock as quoted on the OTC for such date, and if no closing sale price or "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event the Company's Common Stock is neither listed on an established stock exchange nor quoted on the OTC, the Fair Market Value on such date shall be determined by the Committee in its good faith discretion.

"Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss any Participant or other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute Misconduct.

"Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

"Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

"Other Award" means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

"Parent" means any corporation which at the time qualifies as a parent of the Company under the definition of "parent corporation" contained in Section 424(e) of the Code.

"Participant" means an Eligible Individual who has been granted an Award under the Plan.

“Performance Award” means any award granted pursuant to Section 6(i) of the Plan in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or other awards of property, including cash, that have a performance feature described in Section 6(i) of the Plan.

"Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

"Performance Target" means the targets established by the Committee and set forth in the applicable Award Document.

"Plan" means the Allegiant Travel Company 2022 Long-Term Incentive Plan, as may be amended from time to time.

"Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

"Restricted Stock" means stock granted or sold to a Participant pursuant to Section 8 of the Plan.

"Restricted Stock Unit" means a right to receive a Share (or cash, if applicable) in the future, granted pursuant to Section 8 of the Plan.

"Shares" means shares of Common Stock.

"Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

"Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

“Time-Based Award” means any Award granted pursuant to the Plan which is not a Performance Award.

(b)Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. ADMINISTRATION:

(a)Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to: (i) select the Participants from the Eligible Individuals; (ii) grant Awards in accordance with the Plan; (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company; (v) subject to Section 15, amend the terms and conditions of an Award after the granting thereof; (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vii) construe and interpret any Award Document delivered under the Plan; (viii) make factual determinations in connection with the administration or interpretation of the Plan; (ix) prescribe, amend and rescind administrative regulations, rules and procedures relating to the Plan; (x) employ such legal counsel (who may be counsel to the Company), independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; (xi) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants; and (xii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)Determinations of Committee Final and Binding. All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

(d)Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that the Committee may not: (i)

delegate its authority pursuant to Section 15 to amend the Plan or (ii) delegate to any executive officer of the Company, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company. Any such authority delegated or allocated by the Committee under this Section 3(d) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(e)Liability of Committee. Subject to applicable laws, rules or regulations, (i) no member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.ELIGIBILITY:

(a)Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under the Plan, references to "employment" or "employed" include Participants who are directors or consultants of the Company or its Subsidiaries.

(b)Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.SHARES SUBJECT TO THE PLAN:

(a)Plan Limit. Subject to Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 2,000,000 reduced by any grants made by the Company between April 1, 2022 and the Effective Date which shall be counted as if granted under this Plan (the “Plan Limit”). Such number excludes any awards outstanding prior to the Effective Date under any prior incentive plan. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. Each Share issued pursuant to an Award other than an Option or a Stock Appreciation Right shall count as two (2) Shares for purposes of the Plan Limit. Each Share which may be issued upon exercise of an Option shall count as one Share. Each Share to which a Stock Appreciation Right relates shall be counted as one Share to the extent such Stock Appreciation Right is or may be settled in stock. Any Stock Appreciation Right which may only be settled in cash shall not be counted against the Plan Limit. For Awards which are not denominated in Shares, the Plan Limit shall be reduced by the number of Shares delivered upon settlement or payment of the Award.

(b)Share Replenishment. In addition to the Shares authorized by Section 5(a), Shares underlying Awards that are granted under the Plan, but which are subsequently forfeited, cancelled or expire for any reason without being exercised or settled shall again become available for issuance under the Plan. In addition, to the extent a Stock Appreciation Right which may be settled in cash or stock is exercised for cash, the Shares underlying such Stock Appreciation Right shall again become available for issuance under the Plan. The following Shares shall not become available for issuance under the Plan: (x) Shares tendered in payment of an Option or other

Award, and (y) Shares withheld for taxes or in payment of the Exercise Price of an Award. Shares purchased by the Company using Option proceeds shall not be added to the Plan Limit. Upon the exercise of any Stock Appreciation Right for stock, the difference between the number of Stock Appreciation Rights exercised and the number of Shares delivered on the exercise of the Stock Appreciation Right shall not be added back to the Plan Limit.

(c)Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 12(b) of the Plan, the maximum number of Shares that may be subject to Options and/or other Awards granted to any one Eligible Individual in any calendar year shall not exceed 100,000 Shares.

6.AWARDS IN GENERAL:

(a)Types of Awards. Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may, in its sole discretion, in the event of death, disability or a Change in Control accelerate (i) the vesting or payment of any Time-Based Award, (ii) the lapse of restrictions on any Time-Based Award or (iii) the date on which any Time-Based Award first becomes exercisable, subject, however, to the restrictions in Section 6(c). The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards or to accelerate Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary. An Award Document shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Award’s effectiveness, that such Award Document be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted and such executed Award Document to be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award.

(c)Minimum Vesting. Except as otherwise provided herein, any Award shall have a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service by reason of death or disability, or a Change in Control. Notwithstanding any provision herein to the contrary, up to five percent (5%) of the Plan Limit (the “ Excepted Shares ”) shall not be subject to the minimum restriction period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided, however, that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted.

(d)Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations and subject to the limitation in Section 6(c), in connection with a Participant's termination of employment as a result of death, disability or a Change in Control, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time. Should a Participant’s service with the Company be terminated for Misconduct or should a Participant otherwise engage in Misconduct while holding one or more outstanding Awards under this Plan, then all Awards held by such a Participant shall, in the Committee’s discretion, terminate immediately and cease to be outstanding.

(e)Repricing. Except in the event of capital adjustments under Section 12(b) hereof, unless the approval of stockholders of the Company is obtained, (i) Options and Stock Appreciation Rights issued under the Plan shall not be amended to lower their exercise price, (ii) Options and Stock Appreciation Rights issued under the Plan will not be exchanged for (or cancelled and replaced with) other Options or Stock Appreciation

Rights with lower exercise prices, (iii) Options and Stock Appreciation Rights issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.

(f)Change in Control. The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or subject to the limitations described below with respect to Performance Awards, determined at a subsequent time. Except as otherwise specified in an Award Document (or in a Participant's employment agreement), and subject to applicable laws, rules and regulations, the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of a Participant in an Award granted under the Plan, including, without limitation: (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award may be exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making such other adjustments to the Awards then outstanding as the Board or the Committee deems appropriate to reflect such Change in Control; or (iii) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control; provided, however, that in the event of a Change in Control and unless the Award Document provides otherwise, the vesting of Performance Awards may not be accelerated except to the extent based on actual results through the date of the Change in Control or on a pro rata basis to reflect that portion of the applicable ongoing Performance Period that has elapsed as of the date of the Change in Control.

(g)Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine.

(h)Restrictions Applicable to CEO. The CEO shall be required to hold, and not sell, transfer or otherwise dispose of any Shares issued to the CEO for a period of twelve (12) months following the lapse of restrictions relating to Restricted Stock or Restricted Stock Units, or the exercise of Options; provided, however, this restriction will not apply: (i) to Shares withheld or sold to cover tax withholding requirements related to such Shares, or (ii) if there is a Change in Control or if the CEO’s employment is terminated as a result of a termination by the Company without cause (as defined in his employment agreement with the Company as in effect at the time), a resignation by Executive with good reason (as defined in his employment agreement with the Company as in effect at the time), or as a result of the CEO’s death or disability.

(i)Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

(j)Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation." Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets. The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, total revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, cost per available seat mile, cost per available seat mile excluding fuel, diluted earnings per share, earnings per share growth, or similar financial measures, or a combination thereof as selected by the Committee, and quantifiable nonfinancial goals. The applicable Performance Targets will be established by the Committee prior to the commencement of the applicable Performance Period. Each Participant is assigned a target number of Shares (subject to the limitations set forth in Section 5(c)) payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. If a Participant's performance exceeds such Participant's Performance Targets, Awards may be greater than the target number, but may not exceed two hundred percent (200%) of such Participant's target number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the quantified results.

7.TERMS AND CONDITIONS OF OPTIONS:

(a)General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option (or partially an Incentive Stock Option and partially a Nonqualified Stock Option), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

(c)Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)Payment of Exercise Price. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery for cancellation of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

(e)Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.TERM AND CONDITIONS OF RESTRICTED STOCK UNITS AND RESTRICTED STOCK

(a)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares in consideration of the Participant's employment with the Company or any of its Subsidiaries. The Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares as provided in the Award Document, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b)Restricted Stock. An Award of Restricted Stock shall consist of one or more shares of Common Stock granted or sold to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

9.STOCK APPRECIATION RIGHTS:

(a)General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. At the sole discretion of the Committee, the Award Document may provide that payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

(b)Term. A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth anniversary of the date of grant of such Stock Appreciation Right.

(c)Methods of Exercise. In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d)Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10.OTHER AWARDS: The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

11.CERTAIN RESTRICTIONS:

(a)Transfers. Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant's family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of the stock exchange that lists the Shares (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 11(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.RECAPITALIZATION OR REORGANIZATION:

(a)Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number (the Plan Limit) and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation and may be equitably adjusted in the sole discretion of the Committee in the event of an extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Shares. In each case in which an adjustment is made, the adjustment shall be to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events for which an adjustment is made, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

13.TERM OF THE PLAN: Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on April 30, 2032, except with respect to Awards then outstanding. No Awards may be granted under the Plan after April 30, 2032.

14.EFFECTIVE DATE: The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the stockholders on or before June 30, 2023, the Plan shall be void ab initio .

15.AMENDMENT AND TERMINATION: Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Committee shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

16.MISCELLANEOUS:

(a)Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award or to vest in a Restricted Stock or Restricted Stock Unit grant to remit to the Company, prior to such payment or in connection with such vesting, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by such individual or to repurchase Shares that were issued to such individual to satisfy the statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)Forfeiture; Recoupment. Notwithstanding any provision in this Plan or any Award Document to the contrary, Awards will be subject, to the extent applicable, to: (a) the terms and conditions of the Company’s executive compensation recoupment policy (as previously adopted, and as may be amended and restated from time to time); and (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd Frank Act”), the Sarbanes-Oxley Act of 2002, as amended, and rules, regulations and binding, published guidance thereunder, and any similar legislation that may be enacted subsequent to the date hereof (including any rules, regulations and binding, published guidance thereunder). Without limiting the generality of the foregoing, the Company may, in its sole discretion, implement any recoupment policies or make any changes to the Company’s existing recoupment policies as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Act).

(d)Securities Law Restrictions. An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(f)Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(g)Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(h)Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i)Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(j)Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(k)Section 409A of the Code. If any provision of the Plan or an Award Document contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of retirement, if applicable), notwithstanding any provision herein or in the Participant’s Award Agreement to the contrary, if at the time of payment under such an Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6) month period measured from the date of the Participant’s separation from service, or (B) the date of the Participant’s death. Upon the expiration of the six (6) month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 16(k) shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Document. The term “specified employee” shall have the same meaning as assigned to that term under Section 409A(a)(2)(B)(i) of the Code and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by the Company for such purposes.

(l)Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (other than its conflict of law rules).

AS APPROVED BY THE BOARD OF DIRECTORS OF ALLEGIANT TRAVEL COMPANY ON APRIL 25, 2022.